UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.  )
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Synovis Life Technologies, Inc.

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Synovis Life Technologies, Inc.

January 7, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Synovis Life Technologies, Inc. The meeting will be held on Thursday, March 5, 2009, at 3:45 p.m., at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting, which will consist of the election of directors and a proposal to increase the number of shares reserved for issuance under our 2006 Stock Incentive Plan.

Whether or not you can attend the meeting, please complete, sign, and mail the enclosed proxy card promptly so that your shares can be voted at the meeting according to your instructions.

Sincerely,

Richard W. Kramp
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 5, 2009
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 5, 2009
INTRODUCTION
VOTING OF SHARES
ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
Summary Compensation Table
Outstanding Equity Awards at Fiscal Year-End -- 2008
Option Exercises -- 2008
PROPOSAL TO AMEND THE COMPANY’S 2006 STOCK INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER BUSINESS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT AUDITORS
PROPOSALS FOR THE NEXT ANNUAL MEETING
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 5, 2009
ANNUAL REPORT

SYNOVIS LIFE TECHNOLOGIES, INC.
2575 University Avenue W.
St. Paul, Minnesota 55114-1024

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 5, 2009

The Annual Meeting of Shareholders of Synovis Life Technologies, Inc. (“Synovis” or the “Company”) will be held at 3:45 p.m., local time, on Thursday, March 5, 2009, at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota for the following purposes as described in more detail in the accompanying Proxy Statement:

1)	To elect eight (8) directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2)	To consider and act upon a proposal to amend the Company’s 2006 Stock Incentive Plan (the “2006 Plan”) to increase the number of shares of the Company’s common stock, $.01 par value per share (“Common Stock”), specifically reserved for issuance under the 2006 Plan by 500,000 shares;

3)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on January 5, 2009 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

All shareholders are invited to attend the Annual Meeting in person. Whether or not you are able to attend, please be sure you are represented at the Annual Meeting by promptly completing and returning the accompanying proxy card. Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Corporate Secretary of the Company, by executing a later-dated proxy, or by attending the Annual Meeting and voting in person.

By Order of The Board of Directors

Brett Reynolds
Vice President of Finance, Chief Financial Officer
and Corporate Secretary

January 7, 2009

Whether or not you expect to attend the Annual Meeting, please date and sign the proxy card exactly as your name(s) appears on the card and return it in the enclosed envelope.

SYNOVIS LIFE TECHNOLOGIES, INC.
2575 University Avenue W.
St. Paul, Minnesota 55114-1024

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
MARCH 5, 2009

INTRODUCTION

The Annual Meeting of Shareholders of Synovis Life Technologies, Inc. (“Synovis” or the “Company”) will be held at 3:45 p.m., local time, on Thursday, March 5, 2009, at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, or at any adjournment thereof (the “Annual Meeting”), for the purposes set forth in the Notice of Meeting.

A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. We will bear the cost of soliciting proxies, including preparing, assembling and mailing the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company’s common stock (the “Common Stock”). Our directors, officers and employees may, without compensation other than their regular compensation, solicit proxies by telephone, personal conversation, facsimile or other electronic communication. We may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of Common Stock.

Any shareholder giving a proxy may revoke it any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Corporate Secretary of the Company, by filing a duly executed proxy bearing a later date with the Corporate Secretary of the Company, or by attending the Annual Meeting and voting in person. Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders but lack any such specification will be voted in favor of the election of each of the director nominees listed in this Proxy Statement and in favor of the proposal to increase the number of shares reserved for issuance under our 2006 Stock Incentive Plan.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER OUR 2006 STOCK INCENTIVE PLAN AND FOR EACH OF THE DIRECTOR NOMINEES NAMED HEREIN.

We expect that this Proxy Statement, the Proxy Card and Notice of Meeting will first be mailed to shareholders on or about January 23, 2009.

VOTING OF SHARES

Only holders of record of shares of Common Stock at the close of business on January 5, 2009 will be entitled to vote at the Annual Meeting. On January 5, 2009, we had 11,581,203 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of 33 1/3% of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a “broker non-vote” on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of shares of Common Stock are not entitled to cumulate voting rights.

Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Shares represented by a proxy card indicating any broker non-vote on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.

ELECTION OF DIRECTORS

Nomination

Our Bylaws provide that the Board of Directors (the “Board”) shall consist of one or more members, with the number of directors designated by the shareholders at each regular meeting of the shareholders, subject to the authority of the shareholders to increase or decrease the number of directors and the authority of the Board to increase the number of directors between regular meetings of the shareholders. The Board currently consists of eight directors.

Upon the recommendation of the Governance Committee, the Board has nominated the eight (8) individuals named below to serve as directors of Synovis until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified. All of the nominees are currently members of the Board.

Each nominee will be elected by a plurality of the votes cast. The eight director nominees receiving the highest vote totals will be elected. Shares represented by proxies that contain instructions to “withhold” voting authority on one or more nominees will not affect the election of nominees receiving a plurality of the votes cast. The Board recommends a vote FOR the election of each of the nominees listed below. In the absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other occurrence.

Information About Nominees

The following information has been furnished to us, as of January 5, 2009, by the persons who have been nominated by the Board to serve as directors for the ensuing year.

			Director
Name	Age	Title	Since

Timothy M. Scanlan	62	Chairman of the Board and Director	1997
Richard W. Kramp	63	President, Chief Executive Officer and Director	2007
William G. Kobi	64	Director	1998
Karen Gilles Larson	66	Director	1997
Mark F. Palma	50	Director	2004
Richard W. Perkins	79	Director	1987
John D. Seaberg	57	Director	2008
Sven A. Wehrwein	57	Director	2004

Other Information About Nominees

Timothy M. Scanlan.  Mr. Scanlan has served on the Board of the Company since 1997 and as Chairman of the Board since 1998. Mr. Scanlan serves as President and Chief Executive Officer of the Scanlan Group of Companies, established in 1921. The Scanlan Group, consisting of Scanlan International, Inc., Surgical Technologies, Inc., McLean Medical and Scientific, Scanlan WorldWide, Inc., Vascular Innovations, Inc. and Scanlan Group BV, designs, manufactures and distributes medical and surgical products and provides related services worldwide. Mr. Scanlan serves on the Board of Directors of Automated Management Technologies, a privately held company, and the Lillehei Surgical Society.

Richard W. Kramp.  Mr. Kramp was named Chief Executive Officer of the Company in January 2007. Mr. Kramp has served as President of the Company since June 2006. From August 2004 to May 2006, he served as President and Chief Operating Officer of the Company’s former interventional business. Prior to joining the Company, Mr. Kramp most recently served as the President and Chief Operating Officer of Medical CV, Inc. From 1988 to 2003, Mr. Kramp served as President and Chief Operating Officer, and then President and Chief Executive Officer, as well as a director of ATS Medical. From 1978 to 1988, Mr. Kramp held sales and marketing positions at St. Jude Medical, serving as Vice President of Sales and Marketing from 1981 to 1988. Earlier, Mr. Kramp held sales management positions with Life Instruments, Inc., and engineering positions with Cardiac Pacemakers, Inc., now part of Boston Scientific Corporation. Mr. Kramp has also served on the boards of C.A.B.G., Inc., Enpath Medical, Inc., Vasamed (formerly Optical Sensors, Inc.), and the Lillehei Surgical Society.

Karen Gilles Larson.  Ms. Larson has served on the Board of Directors of the Company since 1997. Ms. Larson served as Chief Executive Officer of the Company from July 1997 until January 2007 and also served as President of the Company from July 1997 to June 2006. Prior to July 1997, Ms. Larson held the positions of Chief Financial Officer of the Company from December 1990, Vice President of Finance from 1989 and Secretary of the Company from November 1991. Ms. Larson served as the Director of Finance and Administration of the Company from April 1989 to December 1989.

William G. Kobi.  Mr. Kobi has served on the Board of the Company since 1998. Mr. Kobi has served as President, Chief Executive Officer and a director of Acumen Healthcare Solutions, Inc. since May 1997. Acumen is a medical software systems company, founded in 1997, involved in electronic data collection for clinical trials, medical device tracking and managed care. From 1988 to April 1997, Mr. Kobi was owner of Kobi’s Karvings and Log Home Supply, a non-medical business in northern Minnesota. From 1976 to 1988, Mr. Kobi was employed by SciMed Life Systems Inc., in the positions of Director of Sales, Director of Marketing, Director of International Sales and as Vice President of Worldwide Sales for its cardiovascular division.

Mark F. Palma.  Mr. Palma has served on the Board of the Company since 2004. He is a partner at Hinshaw & Culberston LLP, a Chicago-based law firm, where he specializes in corporate and business law. Mr. Palma has extensive business and taxation experience, and is a certified public accountant. He received his law degree from William Mitchell College of Law, and a master’s in business administration from Minnesota State University. Mr. Palma serves on the Board of Directors of Allen Interactions, Inc., Tri-State Drilling, Inc. and Aloe Up International, LLC., each of which are privately held companies. Mr. Palma is a former chair of the Hennepin County, Minnesota Bar Association Tax Section.

Richard W. Perkins.  Mr. Perkins has served on the Board of the Company since 1987. He has served as President, Chief Executive Officer and a director of Perkins Capital Management, Inc., an investment management firm, since 1984. Mr. Perkins also serves on the Board of Directors of China Nuvo Solar Energy, Inc., Nortech Systems, Inc. and Vital Images, Inc., each of which are public companies, and Pure Choice, Inc., a privately held company. He is a chartered financial analyst.

John D. Seaberg.  Mr. Seaberg has served on the Board of the Company since January 2008. Mr. Seaberg is currently the Chairman and Chief Executive Officer of NeoChord, Inc., an early stage company developing cardiac surgery technology for minimally invasive mitral valve repair. He has over 30 years of experience in the medical technology field. From 1996 to 2006, Mr. Seaberg held various sales and marketing executive management positions within the cardiac surgery, peripheral interventional and cardiac rhythm management business units of Guidant Corporation (now part of Boston Scientific Corporation). Prior to joining Guidant,

Mr. Seaberg was a founder and first CEO of ACIST Medical, Inc., which was acquired by Bracco Corp. in 2001. He was also the founder and sole owner of Seaberg Medical, Inc., a multi-line, regional distributor of cardiovascular implantable products. In addition to serving on the Board of Directors at NeoChord, Inc., Mr. Seaberg serves on the Board of Cardia Access, Inc., a privately held company, and the Minneapolis Heart Institute Research Foundation. He received his undergraduate and MBA degrees from the University of Minnesota.

Sven A. Wehrwein.  Mr. Wehrwein has served on the Board of the Company since 2004. He has over 30 years experience in corporate finance and investment banking, including serving as Chief Financial Officer of InStent Inc. and Digi International. Since 1999 he has provided financial-consulting services to emerging growth companies. Mr. Wehrwein also serves on the Board of Directors of the following public companies: Compellent Technologies, Inc., Image Sensing Systems Incorporated, Uroplasty, Inc., and Vital Images, Inc. He received his master’s of science in management from the Sloan School at the Massachusetts Institute of Technology and is a certified public accountant.

Information About the Board and its Committees

The Board met five times during the fiscal year ended October 31, 2008. Each of the directors attended, either in person or by telephonic conference, all of the meetings of the Board and all such committees on which such director served during the 2008 fiscal year. Our Board of Directors has adopted a policy requiring all directors to attend our annual meetings of shareholders and all directors did attend last year’s annual meeting.

The committees of the Board and the members of those committees in fiscal 2008 are listed below:

Audit	Compensation	Governance	Investment Review

Sven A. Wehrwein (Chair)	Mark F. Palma (Chair)	Timothy M. Scanlan (Chair)	Richard W. Perkins (Chair)
William G. Kobi	William G. Kobi	Mark F. Palma	Sven A. Wehrwein
Richard W. Perkins	Richard W. Perkins	Sven A. Wehrwein
John D. Seaberg

For fiscal 2009, our committee composition is listed below:

Audit	Compensation	Governance	Investment Review

Sven A. Wehrwein (Chair)	Mark F. Palma (Chair)	John D. Seaberg (Chair)	Richard W. Perkins (Chair)
Richard W. Perkins	William G. Kobi	William G. Kobi	Sven A. Wehrwein
John D. Seaberg	Richard W. Perkins	Mark F. Palma
Timothy M. Scanlan

Each of Mr. Scanlan, Mr. Kobi, Mr. Palma, Mr. Perkins, Mr. Seaberg and Mr. Wehrwein are “independent” as defined under current Nasdaq Global Stock Market listing standards for directors generally; accordingly, all of the above committees were comprised in fiscal 2008 and are currently comprised solely of independent directors. As a result of her prior service as our President and CEO within the past three years, Ms. Larson does not meet the Nasdaq independence requirements, and therefore is not a member of any Board committees.

Audit Committee.  The Audit Committee is responsible for assisting the Board in satisfying its fiduciary responsibilities for general oversight of our accounting and financial reporting practices, and for the integrity of our financial statements. Among other duties, the Audit Committee is responsible for selecting our auditors and reviewing the services performed by such auditors, including reviewing the annual financial statements, the scope of the annual audits, the fees to be paid to the auditors and the adequacy of our internal controls for compliance with corporate policies and directives. The Audit Committee receives the auditors’ report and may recommend changes in the accounting systems of the Company, if so warranted. The Board has determined that both Mr. Perkins and Mr. Wehrwein meet the criteria to serve as an “Audit Committee Financial Expert,” as determined by applicable SEC and Nasdaq regulations. During fiscal 2008, the Audit Committee met seven times.

The Board of Directors has adopted an Audit Committee Charter. We have posted a copy of our current Audit Committee Charter on our corporate website at www.synovislife.com. With respect to all references to our website throughout this proxy statement, the information contained in or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this or any report that we file with or furnish to the Securities and Exchange Commission.

Compensation Committee.  The Compensation Committee’s primary function is to establish compensation for the executive officers, recommend compensation for non-employee directors to the full Board and to administer the Company’s stock-based compensation plans. In addition, the Compensation Committee reviews and discusses with management our “Compensation Discussion and Analysis” and recommends to the Board whether or not it should be included in our annual report on Form 10-K and annual meeting proxy statement. During fiscal 2008, the Compensation Committee met seven times.

To assist the Compensation Committee in determining executive officer compensation, our president and chief executive officer provides recommendations to the committee regarding officer performance, market data, and recommended compensation. In addition, the Committee has the authority, and has from time to time exercised such authority, to hire independent consultants and advisors. Compensation committee recommendations regarding compensation to be paid to our executive officers, including our president and chief executive officer, are determined by the committee after deliberation without the participation of any of our executive officers.

Our Board of Directors has adopted a Compensation Committee Charter and we have posted a current copy of the charter on our corporate website at www.synovislife.com.

Governance Committee.  The Governance Committee is responsible for the broad range of issues surrounding composition and operation of the Board of Directors, including the selection and nomination of qualified director candidates. The Governance Committee met two times in fiscal 2008.

The Governance Committee has historically identified director nominees based upon suggestions by outside directors, management members or shareholders, and has evaluated those persons on its own, without any paid, third-party assistance. We seek directors who possess integrity, a high level of education and/or business experience, broad-based business acumen, strategic thinking and a willingness to share ideas, a network of contacts and diversity of experiences, expertise and background. The Governance Committee uses these criteria to evaluate potential nominees, and does not evaluate proposed nominees differently depending upon who has made the proposal.

The Governance Committee will consider proposed nominees whose names are submitted to it by shareholders; however, it does not have a formal process for that consideration. The Governance Committee has not adopted a formal process because it believes that its informal consideration process has been adequate, given the historically small number of shareholder recommendations. The Governance Committee reviews periodically whether a more formal policy should be adopted.

Any shareholder who desires to recommend a nominee must submit a letter, addressed to the Corporate Secretary of Synovis at 2575 University Avenue W., St. Paul, Minnesota, 55114-1024, and which is clearly identified as a “Director Nominee Recommendation.” All recommendation letters must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the shareholder. Any shareholder recommendations for the next Annual Meeting must be submitted by September 25, 2009 to assure time for meaningful consideration and evaluation of the nominees by the Governance Committee.

Our Board of Directors has adopted a Governance Committee Charter, and has posted a current copy of the charter on our corporate website at www.synovislife.com.

Investment Review Committee.  The Investment Review Committee’s key function is to set policy for and monitor our investment portfolio. During fiscal 2008, the Investment Review Committee met four times.

Corporate Governance

We seek to continue to monitor corporate governance developments and to evaluate Board duties and responsibilities with the intention of maintaining full compliance with applicable laws, rules and regulations, including those of the Securities and Exchange Commission and the Nasdaq Global Market. We currently maintain the following Corporate Governance documents, each of which is posted on our corporate website at www.synovislife.com.

Principles of Corporate Governance.  Our Principles of Corporate Governance provide guidelines for director responsibilities and the conduct and operations of meetings and deliberations of the Board. In addition, our Principles of Corporate Governance address various governance matters, including Board and Committee composition and membership, conduct of board meetings and board business, and board compensation. These principles are consistent with applicable corporate governance requirements including the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements of the Nasdaq Global Market.

Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers. Our Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers meets the requirements of Item 406 of Regulation S-K. It applies to our positions of Chief Executive Officer, Chief Financial Officer, Director of Finance, Controller, and other employees performing similar functions who have been identified by our Chief Executive Officer and/or Chief Financial Officer. It is our policy to disclose any amendments to and any waivers from our Code of Business Conduct and Ethics for the Chief Executive Officers and Senior Financial Officers on our website following the amendment or waiver.

Code of Business Conduct.  We have a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The code is designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, compliance with applicable laws and regulations and prompt internal reporting of violations of the code to the appropriate persons who are identified in the code.

Director Compensation

The following table provides summary information concerning the compensation of each individual who served as a director of Synovis during our fiscal year ended October 31, 2008, other than Richard W. Kramp, our President and Chief Executive Officer, whose compensation is set forth under the heading “Executive Compensation.”

	Fees Earned or
	Paid in Cash	Option Awards
Name	($)(1)	($)(2)(3)(4)	Total($)

Timothy M. Scanlan	$27,250	$30,867	$58,117
William G. Kobi	$35,250	$30,867	$66,117
Karen Gilles Larson	$21,250	$30,867	$52,117
Mark F. Palma	$35,750	$30,867	$66,617
Richard W. Perkins	$37,250	$30,867	$68,117
John D. Seaberg	$22,500	$57,960	$80,460
Sven A. Wehrwein	$38,750	$30,867	$69,617

(1)	Includes all fees paid for board retainers, board and committee meeting fees, and board and committee chair stipends. See the compensation rate table on page 9 for more detail on the various fees.

(2)	Reflects the dollar amount recognized for each director for financial statement reporting purposes with respect to the fiscal year ended October 31, 2008 in accordance with FAS 123R, but excludes any impact of assumed forfeiture rates. We refer you to Note 9 to our consolidated financial statements for the fiscal year ended October 31, 2008 for a general discussion of the assumptions made in calculating the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended October 31, 2008 in accordance with FAS 123R. The specific assumptions used in the valuations of each option award are summarized in the table below:

		Expected		Expected
	Risk Free	Dividend	Stock Price	Life of
Grant Date	Interest Rate	Rate	Volatility	Option

11/1/2006	4.55%	0.00%	50.0%	3.5 years
1/2/2008	2.89%	0.00%	45.0%	3.0 years

(3)	The following table provides information regarding the stock option grant awarded to Mr. Seaberg upon joining the Board during the fiscal year ended October 31, 2008, including the grant date fair value of such option award computed in accordance with FAS 123R:

Number of
		Securities			Grant Date
		Underlying	Exercise	Closing	Fair Value of
		Options	Price	Market Price	Each Option
Name	Grant Date	Granted(a)	($/Share)	($/Share)	Award($)

John D. Seaberg	1/2/2008	20,000	$19.16	$19.16	$127,780

(a)	This option was granted under our 2006 Stock Incentive Plan, which is described in more detail under the heading “Executive Compensation.”

(4)	As of October 31, 2008, the aggregate number of stock options held by each of our directors named in the table above was as follows: Mr. Scanlan, 63,000; Mr. Kobi, 71,000; Ms. Larson, 30,000; Mr. Palma, 48,000; Mr. Perkins, 57,000; Mr. Seaberg, 20,000; Mr. Wehrwein, 48,000.

The table below sets forth the annual Board compensation, including retainer fees, meeting fees and committee chair stipends paid to each of our non-employee directors for fiscal 2008 and fiscal 2009. Our Board of Directors, based on recommendations of the Compensation Committee, revised non-employee director compensation levels effective November 1, 2008.

	Compensation Rate
	Fiscal 2008		Fiscal 2009

Monthly Board member retainer	$1,250		$1,500
Fee per Board meeting attended	$1,250		$1,250
Fee per Audit Committee meeting attended	$1,000	(1)	$1,000	(1)
Fee per Compensation Committee meeting attended	$1,000	(1)	$1,000	(1)
Fee per Governance Committee meeting attended	$1,000		$1,000	(1)
Fee per Investment Review Committee meeting attended	$500		$500
Annual stipend for Chairman of the Board	$4,000		$4,000
Annual stipend for Audit Committee Chair	$3,000		$3,000
Annual stipend for Compensation Committee Chair	$2,000		$2,000

(1)	The Chairs of the Audit, Compensation and Governance Committees will receive 1.5 times the meeting fee for each committee meeting to reflect the work and preparation required as chair for such meetings.

We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending board meetings, as well as for certain educational training or seminars related to continuing education as a Board member. We do not compensate our directors who are employed by us for serving on the board.

Our current compensation program also provides for the grant of stock options to our non-employee directors effective as of the date of the director’s first appointment or election to the Board and periodically thereafter as determined by the Board. The table under footnote 3 to the Director Compensation Table above sets forth the option grants to our non-employee directors in fiscal 2008. These options were granted under our 2006 Incentive Stock Plan. All options granted to our directors have an exercise price equal to the “fair market value” of the shares on the date of grant (as determined under the plan as the closing stock price on the date of grant). These options generally become exercisable with respect to one-third of the shares on each of the first three anniversaries of the grant date, as long as the non-employee director continues to serve on the Board, and expire five years from the grant date. In January 2008, Mr. Seaberg became a Board member and received a pro-rata grant of 20,000 options, which vest equally over two years and expire four years from the grant date.

COMPENSATION DISCUSSION AND ANALYSIS

In the following Compensation Discussion and Analysis, we describe the material elements of the compensation awarded to, earned by or paid to the following company executive officers, who constituted our “named executive officers” for fiscal 2008:

Name	Title

Richard W. Kramp	President and Chief Executive Officer
Brett A. Reynolds	Vice President of Finance and Chief Financial Officer
David A. Buché	Vice President and Chief Operating Officer, Synovis Surgical Innovations
B. Nicholas Oray	Former Vice President of Research and Development (retired effective October 31, 2008)
Mary L. Frick	Vice President of Regulatory Affairs, Quality Assurance and Clinical Affairs

In the discussion, we primarily focus on the fiscal 2008 information contained in the tables and related footnotes and narrative under the heading “Executive Compensation” below, but also describe compensation actions taken during other periods to the extent it enhances the understanding of our executive compensation disclosure for fiscal 2008.

Compensation Objectives and Philosophy

The Compensation Committee is responsible for the design, implementation and oversight of our executive compensation program. In setting executive compensation, the Compensation Committee primarily seeks to:

•	Align executive interests with those of our shareholders;

•	Establish a balance between base and overall compensation levels that support our effort to attract and retain experienced executive talent necessary for leading our business to achieve its goals and objectives;

•	Reward company achievement of financial goals and objectives as well as individual performance; and

•	Implement compensation strategies that are competitive and fair.

To achieve these objectives, our compensation plans and decisions are generally based upon the following philosophies and principles:

•	In assessing the total mix of compensation paid to our executives, we seek to set base compensation at levels that allow us to provide meaningful and competitive current income, but place a portion of total compensation at risk, with upside and downside potential based upon achievement of specific performance objectives and long-term equity value creation. The Committee believes that by maintaining this “balance” in compensation we better align the compensation of our executives with the interests of our shareholders.

•	Because we compete for executive talent, we compare our compensation programs with the executive compensation policies, practices and levels at medical device companies and other select companies specifically selected for comparison by our Compensation Committee, based upon size, complexity and growth profile.

•	We consider individual performance and competence as significant factors in setting base cash compensation and in granting equity-based compensation, but focus our incentive cash compensation program primarily on company-specific financial goals to promote a cohesive, performance-focused culture among our executive team.

•	We will differentiate individual compensation among our executives based on scope and nature of responsibility, experience, job performance and potential. We believe that individuals with greater responsibility for achieving performance and strategic objectives should bear proportionately greater risk if those goals are not achieved, and should receive proportionately greater rewards if those goals are met or surpassed.

•	We also seek to provide incentive compensation based on individual performance objectives that we believe will improve individual effectiveness and overall corporate performance, although such compensation is secondary to incentive compensation focused on corporate financial performance.

•	We utilize equity-based awards in the form of stock options to provide long-term potential value to our named executive officers and to align such executives’ interests with those of our shareholders.

Setting Executive Compensation

The Compensation Committee selects the elements of executive compensation and determines the level of each element, the mix among the elements and total compensation based upon the objectives and philosophies set forth above, and by considering a number of factors, including:

•	Each executive’s position within the Company and level of responsibility;

•	The skills and experiences required by each executive’s position;

•	The competitive environment for comparable executive talent;

•	Company performance compared to specific objectives;

•	Individual performance measures; and

•	The executive’s individual experience and qualifications.

Executive Compensation Components — Fiscal 2008

The principal elements of our executive compensation program for fiscal 2008 were:

•	Base salary;

•	Short-term cash incentive compensation;

•	Long-term equity-based incentive compensation; and

•	Other benefits made generally available to our employees.

In addition, our executive compensation program includes certain change in control arrangements.

In determining the form or amount of compensation to pay our named executive officers, the Compensation Committee views these components of executive compensation as related but distinct. The Committee does not believe that significant compensation derived by an executive from one element of our compensation program should necessarily negate or result in a reduction in the amount of compensation the executive receives from other elements. Also, the Committee does not believe that minimal compensation derived from one element of compensation should necessarily result in an increase in the amount the executive should receive from one or more other elements of compensation.

We do not have a pre-established formula or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, in general, our policy for allocating between long-term and currently-paid compensation is to ensure competitive base compensation to attract and retain executive officers, while providing incentives to maximize long-term value for the Company and our shareholders. In allocating compensation across these elements, the Compensation Committee does not follow any strict policy or guidelines.

Base Salary.  The Compensation Committee’s determination of the base salary of each of the Company’s executive officers, including the Chief Executive Officer, are based on a number of factors, including the executive officer’s experience and past performance, the level of skill and responsibility required by the executive’s position and his or her qualifications for the position. The Compensation Committee also considers competitive salary information gathered by outside consultants and through comparative surveys pertaining specifically to the medical device industry as well as to companies of similar size in other industries.

In general, the Compensation Committee seeks to set executive officer base salary at moderately to aggressively competitive levels in relation to the companies with which the Company believes it competes for executives. Fiscal 2008 base salary for the Company’s executive officers were determined by the Compensation Committee based upon the following process and after considering the following factors:

•	Mr. Kramp provided the Compensation Committee feedback on each of the executive officer’s skills, responsibilities and overall job performance during the year;

•	Mr. Kramp provided the Compensation Committee recommendations regarding base salary for each executive officer other than himself;

•	A third-party independent compensation study, which was originally performed in late fiscal 2006, was considered to assess and establish executive officer compensation in both fiscal 2007 and fiscal 2008; and

•	The Compensation Committee reviewed executive officer compensation for similar sized public medical device companies nationally, as well as similar sized public companies within our regional geography.

For fiscal 2008, all executive officers received a base salary increase to reflect a cost of living adjustment. In addition, certain named executive officers received further adjustments to bring their compensation in line with comparable positions at other companies, and/or to reflect expansion of roles and responsibilities within the organization.

Short-Term Incentive Compensation.  In fiscal 2008, we provided executives with the opportunity to earn short-term cash incentive compensation through our Management Incentive Program (“MIP”). The MIP is designed to provide a direct financial incentive to the Company’s key management, including the named executive officers, for the achievement of specific Company performance goals.

In fiscal 2008, the Compensation Committee and the Chief Executive Officer established the MIP performance objective based on a matrix of the Company’s performance in growing both revenues and operating income as compared to fiscal 2007. The fundamental elements of the MIP were as follows for fiscal 2008:

•	This matrix provided for 100% of target MIP payout if revenues achieved the target of 30% growth and operating income achieved the target of 79% growth.

•	No MIP payout was earned until revenue growth achieved a minimum 15% growth rate, and operating income grew at least 40%. Once both of those measures were attained, 50% of the MIP target payment was earned. Above the minimum growth targets, the MIP amounts earned could escalate based on a multitude of other combinations of revenue growth and/or operating income growth.

•	A maximum MIP achievement of 125% to plan was attainable if revenue grew at least 27% and operating income doubled compared to fiscal 2007.

In fiscal 2008, revenue grew 32% and operating income increased 191%. Accordingly, the MIP payout earned based on this plan was 125% of target.

For our named executive officers except Mr. Buche, the MIP was weighted 2/3 towards our continuing operations and 1/3 towards our discontinued operations. Due to the sale of our discontinued operations as of January 31, 2008, resulting in a pretax gain of approximately $11.4 million, the portion of the incentive tied to discontinued operations was deemed to be achieved at 100%.

In addition to the MIP, our named executive officers were eligible in fiscal 2008 to receive up to 5% of their base salary in annual cash incentive compensation based on an evaluation by the Compensation Committee of the individual performance incentives (“IPI”) and achievement of specific individual objectives during the period. The IPI goals for each of our named executive officers were specific, measurable, achievable with significant effort and, if achieved, provided benefit to the Company. In fiscal 2008, these goals focused principally on:

•	Expense and cost containment better than budget;

•	Department specific goals or development objectives for functional areas the executive is responsible for; and

•	Key strategic corporate goals.

The Compensation Committee monitors the IPI periodically to determine if the executives are meeting the Company’s objectives through this plan. IPI earned by our named executive officers for fiscal 2008 ranged from 20% to 100% achievement, as set forth in the “Cash Incentive Table” below.

At its discretion, the Compensation Committee may also award additional incentive cash compensation to the Company’s named executive officers for performance or achievement above their individual goals. No such awards were made to the Company’s named executive officers under this program in fiscal 2008.

The following table sets forth the eligible amount of short-term incentive compensation in fiscal 2008 in dollars and as a percentage of base salary, as well as the actual amount paid for fiscal 2008.

Cash Incentive Table

						Target as % of	Total 2008
	MIP Incentive	MIP %	IPI Incentive	IPI %	2008 Total	Base	Total 2008 Cash
Name	Target	Achieved	Target	Achieved	Incentive Target	Salary	Incentive Payments(1)

Richard W. Kramp	$121,800	117%	$17,400	60%	$139,200	40%	$152,581
Brett A. Reynolds	$40,044	117%	$10,011	80%	$50,055	25%	$54,740
David A. Buchè	$52,267	125%	$10,453	70%	$62,720	30%	$72,650
Mary L. Frick	$36,810	117%	$9,202	100%	$46,012	25%	$52,159
B. Nicholas Oray, Ph. D	$37,063	117%	$9,266	20%	$46,329	25%	$45,106

(1)	We refer you to the discussion under the heading “Short-Term Incentive Compensation” for a discussion of the components of cash incentives and performance measurement to incentive targets in fiscal 2008.

Long-Term Equity-Based Incentive Compensation.  We believe that long-term equity-based compensation awarded to our named executive officers, other executive officers and key management staff, creates value by aligning the interests of our employees with those of our shareholders. The Compensation Committee monitors and considers various trends in long-term equity compensation methods. Currently, we believe that stock options provide the best opportunity to motivate and retain such individuals to enhance overall enterprise value for our shareholders. Stock options provide named executive officers with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market price. A stock option becomes valuable only if our common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to vest. Stock options therefore link an important portion of an employee’s compensation to shareholders’ interests by providing an incentive to achieve corporate goals and increase shareholder value.

No grants were made to our named executive officers in fiscal 2008, based upon the grants made in fiscal 2007. In establishing the fiscal 2007 stock option grants to our named executive officers, the Committee considered data provided by an outside compensation consulting firm, industry and third-party reports on executive compensation, and reviewed information from select peer companies. Further, there was a one-time grant to Mr. Kramp in consideration of him being named President of the Company in August 2006 Chief Executive Officer in January 2007. Our stock option grants typically vest over a period of three years, with one-third of the shares underlying the stock option vesting at the end of each of the next three anniversary dates of the grant date. The Board may from time to time, however, grant options that vary from this vesting schedule. Our policy is to only grant options with an exercise price equal to or in excess of 100% of the fair market value of our common stock on the date of grant.

Employment Agreements.  We do not have any employment agreements with any employees, including any of our named executive officers. To assist with our transition of various R&D activities, the Company has entered into a consulting agreement with Dr. Oray, our former Vice President of R&D who retired effective October 31, 2008. The agreement provides for a payment of $28,000 in exchange for Dr. Oray providing consulting services from November 2008 through January 2009. The agreement also allows for additional paid consulting thereafter on a per-hour basis as needed.

Change in Control Agreements.  We have entered into change in control agreements with each of our named executive officers, which are described in detail under the heading “Executive Compensation — Potential Payments upon Termination or Change in Control” on pages 20-25.

These change in control agreements are an important element in our executive compensation program, as they provide our executive officers with a measure of economic security to execute and complete any change in control transaction that the Board of Directors believes is in the best interest of our shareholders.

Other Benefits.  We provide our named executive officers with medical, dental and life and disability insurance benefits as well as a 401(k) retirement plan and a stock purchase plan. The same benefits are available to all Company employees. It is generally our policy not to extend perquisites to our named executive officers beyond those that are generally available to our employees.

Total Compensation Mix

The table below illustrates how total compensation for our named executive officers for fiscal 2008 was allocated between “at-risk” and base salary components, how performance-based compensation is allocated between annual and long-term components and how total compensation is allocated between cash and equity components. When applicable, the table utilizes the equity values included in the Summary Compensation Table based upon fiscal 2008 financial statement expensing.

Total Compensation Mix Table

	Total Compensation Mix
	(Base Salary, Annual Cash Incentives and Long-Term Equity Incentives)
	% of Total
	Compensation(1)		% of Performance Based		% of Total Compensation(1)
	that is:		Total Compensation that is:		that is:
	“At	Base			Cash	Equity
	Risk”(2)	Salary(3)	Annual(4)	Long-Term(5)	Based(6)	Based(7)

Richard W. Kramp	40%	60%	66%	34%	87%	13%
Brett A. Reynolds	24%	74%	84%	16%	95%	4%
David A. Buchè	29%	71%	85%	15%	96%	4%
Mary L. Frick	25%	74%	84%	16%	94%	4%
B. Nicholas Oray, Ph. D	23%	76%	81%	19%	94%	4%

(1)	As perquisites and other components reported in the all other compensation column of the Summary Compensation Table are included in the total compensation amount, the named executive officer’s sum of the percentages of “at risk” and base salary components and sum of the percentages of cash-based and equity-based components of compensation may not equal 100%.

(2)	Annual cash incentives plus long-term equity-based incentives divided by total compensation.

(3)	Base salary divided by total compensation.

(4)	Annual cash incentives divided by annual cash incentives plus long-term equity-based incentives.

(5)	Long-term equity-based incentives divided by annual cash incentives plus long-term equity incentives.

(6)	Base salary plus annual cash incentives divided by total compensation.

(7)	Long-term equity-based incentives divided by total compensation.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K for the year ended October 31, 2008 with management. Based on the foregoing reviews and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the fiscal year ended October 31, 2008 and the proxy statement for the 2009 Annual Meeting of Shareholders to be held on March 5, 2009.

Members of the Compensation Committee:
Mark F. Palma (Chair)
William G. Kobi
Richard W. Perkins

The foregoing Compensation Committee Report shall not be deemed to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

Summary of Compensation

The following table shows the compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended October 31, 2008 and 2007.

Summary Compensation Table

				Non-Equity
			Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary($)	Awards($)(1)	Compensation($)(2)	Compensation($)(3)	Total($)

Richard W. Kramp	2008	$348,000	$77,131	$152,581	$462	$578,174
President and Chief Executive Officer	2007	$290,000	$76,709	$97,150	$462	$464,321
Brett A. Reynolds	2008	$200,220	$10,289	$54,740	$3,937	$269,186
Vice President of Finance and Chief Financial Officer	2007	$170,400	$10,233	$32,376	$3,100	$216,109
David A. Buchè	2008	$209,066	$12,347	$72,650	$462	$294,525
Vice President and COO of Synovis Surgical Innovations	2007	$194,480	$12,279	$44,742	$462	$251,963
Mary L. Frick	2008	$184,049	$10,289	$52,159	$3,726	$250,222
Vice President of Regulatory Affairs, Quality Assurance and Clinical Affairs	2007	$177,645	$10,233	$33,753	$3,228	$224,859
B. Nicholas Oray, Ph. D.	2008	$185,316	$10,289	$45,106	$3,738	$244,449
Former Vice President of Research and Development	2007	$178,189	$10,233	$33,855	$3,237	$225,514

(1)	Reflects the dollar amount recognized for each executive officer for financial statement reporting purposes with respect to the fiscal years ended October 31, 2008 and 2007, respectively, in accordance with FAS 123R, but excludes any impact of assumed forfeiture rates. We refer you to Note 9 to our consolidated financial statements for the fiscal year ended October 31, 2008 for a general discussion of the assumptions made in calculating the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended October 31, 2008 in accordance with FAS 123R. The specific assumptions used in the valuations of each option award are summarized in the table below:

	Risk Free	Expected	Stock Price	Expected
Grant Date	Interest Rate	Dividend Rate	Volatility	Life of Option

11/01/2006	4.55%	0.00%	50.0%	3.5 years

(2)	Represents amounts earned under the 2008 Management Incentive Plan and Individual Performance Incentives, which are described in more detail under the heading “Grants of Plan-Based Awards.”

(3)	The amounts shown in this column include the following with respect to each named executive officer:

			Life
		401(k)	Insurance
Name	Year	Match(a)	Premiums

Richard W. Kramp	2008	$—	$462
	2007	$—	$462
Brett A. Reynolds	2008	$3,475	$462
	2007	$2,638	$462
David A. Buchè	2008	$—	$462
	2007	$—	$462
Mary L. Frick	2008	$3,264	$462
	2007	$2,766	$462
B. Nicholas Oray, Ph. D.	2008	$3,276	$462
	2007	$2,775	$462

(a)	Represents matching amounts contributed by the Company under our 401(k) plan.

Grants of Plan-Based Awards

The following table sets forth certain information concerning grants of plan-based awards to each of our named executive officers during the fiscal year ended October 31, 2008. Plan-based awards were granted to our named executive officers under the 2008 Management Incentive Plan and Individual Performance Incentives. The material terms of these awards and the material plan provisions relevant to these awards are described in the footnotes to the table below or in the narrative following the table below.

		Estimated
		Target	Estimated	Estimated
		Payouts Under	Threshold	Maximum
		Non-	Payouts Under	Payouts Under
		Equity Incentive	Non-Equity	Non-Equity
		Plan	Incentive Plan	Incentive Plan
Name	Grant Date	Awards ($)	Awards ($)	Awards ($)

Richard W. Kramp
MIP	11/01/07	$121,800	$60,900	$152,250
IPI	11/01/07	$17,400	—	$17,400
Brett A. Reynolds
MIP	11/01/07	$40,044	$20,022	$50,055
IPI	11/01/07	$10,011	—	$10,011
David A. Buchè
MIP	11/01/07	$52,267	$26,134	$65,333
IPI	11/01/07	$10,453	—	$10,453
Mary L. Frick
MIP	11/01/07	$36,810	$18,405	$46,013
IPI	11/01/07	$9,202	—	$9,202
B. Nicholas Oray
MIP	11/01/07	$37,063	$18,532	$46,329
IPI	11/01/07	$9,266	—	$9,266

2008 Management Incentive Plan and Individual Performance Incentives.  The amounts in the estimated incentive payout columns in the above table represent the potential range of incentive payouts under the 2008 Management Incentive Plan and Individual Performance Incentives. We refer you to the “Short-Term Incentive Compensation” discussion on pages 12-13 of this proxy statement for discussion of our 2008 Management

Incentive Plan and Individual Performance Incentives. The actual amounts earned in fiscal 2008 for each named executive officer based on the achievement of the performance criteria underlying the grant is set forth in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above.

2006 Stock Incentive Plan.  Under the terms of our 2006 Incentive Stock Plan, our named executive officers, in addition to non-employee directors and other employees and individuals, are eligible to receive equity compensation awards in the form of stock options, restricted stock awards, stock appreciation rights, stock unit grants, performance awards and stock bonuses. To date, only stock options have been granted under the plan. The plan also contains both an overall limit on the number of shares of our common stock that may be issued, as well as individual and other grant limits. As of December 15, 2008, we have granted options to purchase shares for an aggregate of 634,463 shares (net of forfeitures) under the plan and 480,386 shares remain available for future grant.

Under the terms of the 2006 Incentive Stock Plan, options are granted with an exercise price equal to the fair market value of a share of common stock on the date of grant. For purposes of the plan, the “fair market value” of a share of our common stock on the date of grant is the closing sale price on the date of grant, as reported on the Nasdaq Global Market.

Our recent stock option grants generally vest over a period of three years, with one-third of the shares underlying the stock option vesting at the end of each of the next three anniversary dates of the grant date.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding unexercised stock options for each of our continuing named executive officers that remained outstanding at October 31, 2008.

Outstanding Equity Awards at Fiscal Year-End — 2008

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options(#)	Options(#)	Exercise	Option Expiration
Name	Exercisable	Unexercisable(1),(2)	Price($)	Date

Richard. W. Kramp	4,000	—	$8.270	10/31/2009
	5,500	—	$8.270	10/31/2010
	16,500	—	$8.270	5/13/2010
	1,907	—	$10.490	10/31/2010
	12,000	—	$10.750	9/30/2010
	50,000	25,000	$7.500	10/31/2011
Brett A. Reynolds	379	—	$25.071	10/31/2009
	991	—	$10.490	10/31/2010
	10,000	—	$9.640	4/13/2010
	5,000	—	$10.750	9/30/2010
	6,666	3,334	$7.500	10/31/2011
David A. Buchè	654	—	$25.071	10/31/2009
	8,442	—	$10.750	9/30/2010
	4,000	4,000	$7.500	10/31/2011
Mary L. Frick	618	—	$25.071	10/31/2009
	1,551	—	$10.490	10/31/2010
	10,000	—	$10.750	9/30/2010
	6,666	3,334	$7.500	10/31/2011
B. Nicholas Oray	646	—	$25.071	10/31/2009
	3,333	3,334	$7.500	10/31/2011

(1)	Option grants generally become exercisable with respect to 33.3% of the shares on each of the subsequent three anniversary dates of the grant, thus the entire option is fully vested three years after the date of grant, provided the named executive officer is still employed with the Company on these dates.

(2)	Upon the occurrence of a change in control of the Company, the unvested and unexercisable options set forth in this column will be accelerated and become fully vested and immediately exercisable as of the date of the change in control. For more information, we refer you to the discussions under the headings “Potential Payments Upon Termination or Change in Control.”

Options Exercised and Stock Vested During Fiscal Year

The following table provides information regarding the exercise of stock options during the fiscal year ended October 31, 2008, on an aggregate basis, by each of the named executive officers that exercised options during the year.

Option Exercises — 2008

	Option Awards
	Number of Shares	Value Realized
	Acquired on	on Exercise
Name(1)	Exercise(#)	($)(2)

Brett A. Reynolds	5,000	$41,718
David A. Buchè	4,000	$41,381
Mary L. Frick	1,722	$19,769
B. Nicholas Oray	14,920	$139,674

(1)	Mr. Kramp did not exercise any stock options in the fiscal year ended October 31, 2008.

(2)	The aggregate dollar value realized upon exercise is the difference between the market price of the underlying shares of our common stock on the date of exercise, based on the sales price of the options during the transaction, and the exercise price of the options.

Potential Payments Upon Termination or Change in Control

We have entered into agreements that will require us to provide incremental compensation to our named executive officers in connection with a change in control of the Company. On December 11, 2008, our Board approved and adopted new standard change in control severance agreements that have been entered into by the Company and each of our named executive officers. These agreements replace prior change in control severance agreements that we had entered with each of our named executive officers.

Prior Change in Control Agreements

The prior agreements generally provided for severance payments in the event that the officer’s employment was terminated:

•	immediately prior to a change in control of the Company, if the termination was a condition of the change in control transaction;

•	by the Company without “cause,” or by the executive officer for “good reason,” within 12 months subsequent to a change in control of the Company; or

•	for any reason during the twelfth month following the month in which the change in control occurred.

Upon a termination triggering the change in control benefits, the terminated executive officer was entitled to:

•	a lump sum payment equal to 36 times the executive officer’s “highest monthly compensation” for the previous 12 month-period; and

•	for a 36 month period following such termination, life and health insurance benefits substantially similar to those the executive officer was receiving at the time of termination.

For purposes of the prior agreements, “highest monthly compensation” was calculated as one-twelfth of the highest amount of a named executive officer’s compensation for any consecutive 12-month period during the 36-month period prior to the month that includes the date of the executive’s termination.

To the extent any payment or benefit received by an executive officer under the prior agreements would have constituted an “excess parachute payment” under Section 280G of the Internal Revenue Code, the net payment to the executive would have been reduced by the amount necessary so that none of the payments or benefits under the agreement (including any benefits to be received from the existing stock option and incentive plans) would be excess parachute payments. The change in control agreements provided that the Company would pay the reduced amount only if it would be greater than the full amount, after taking into account the applicable excise tax that the executive would pay on all change in control benefits. Under the prior agreements, the terms “change in control,” “good reason” and “cause” have substantially the same meaning as under the new agreements, as described in more detail below.

New Change in Control Agreements

The new change in control agreements were reviewed by the Compensation Committee and approved and adopted by the full Board on December 11, 2008. The material terms of the agreements were determined by our Compensation Committee and Board after conducting a review of similar such agreements of a peer group of other public medical device manufacturers of similar size.

Comparison to Prior Agreements and Rationale.  The Compensation Committee and Board believe that the new agreements are more favorable to shareholders and are in line with similar agreements of peer companies. The new agreements provide for a lump sum payment of 24 months of base salary upon a change in control termination, while the old agreements provided for 36 months of base salary. Furthermore, the base salary benefit is reduced to 12 months if termination is by the executive, for any reason during the first full calendar month following the first anniversary of the change in control (again, compared to 36 months under the prior agreement). Although the new agreements do provide for a “gross-up payment” if severance payments trigger an excise tax owed by the executive, this feature was added in part to offset the loss of the reductions in the 36 month salary benefit, and the amount of gross up payments that would be owed at current compensation levels is significantly less that then cost of the higher severance payments. In total, the Compensation Committee and Board believe that the terms of the new agreements are appropriate and in the best interest of our shareholders.

Summary of New Agreements.  The agreements provide that if we terminate the executive without “cause,” or if the executive leaves voluntarily for a “good reason,” during the 24 month period after a “change in control,” or prior to a change in control if the termination was a condition of the change in control or at the request or insistence of a person related to the change in control, we (or our successor) would be required to pay the executive the following benefits:

•	a lump sum cash payment equal to two times the sum of the executive’s annual salary and target bonus for the year during which the change in control occurs; unless the executive terminates his or her employment for any reason during the first full calendar month following the first anniversary of the change in control, in which case we (or our successor) would be required to pay the executive a lump sum cash payment equal to one times the sum of the executive’s annual salary and target bonus for the year during which the change in control occurs;

•	if the executive elects COBRA coverage under our group health and dental plans, we will pay the excess of the executive’s COBRA premium over the amount the executive was paying as an active employee for coverage under our group health and dental plans for up to 24 months;

•	the executive may elect health and dental continuation coverage for up to an additional 12 months after the expiration of the 18-month COBRA period at the executive’s cost;

•	the executive will receive continued life insurance coverage for up to 24 months at a cost no more than the executive paid as an active employee and the Company will reimburse the executive monthly for any amounts that exceed such cost;

•	if the executive incurs a tax liability in connection with payments for executive’s continued coverage under our group health and dental plans and executive’s continued life insurance coverage described above that the executive would not have incurred if the executive had been an active employee, we will make an additional cash “gross-up payment” to the executive in an amount such that after payment by the executive of all taxes, including any taxes on the gross-up payment, the executive would retain an amount of the gross-up payment equal to the initial tax liability in connection with the benefit; and

•	if any payments (including the acceleration of stock options) made by us to the executive in connection with a change in control were subject to “excise tax” we would be required to make an additional cash “gross-up payment” to the executive in an amount such that after payment by the executive of all taxes, including any excise tax imposed upon the gross-up payment, the executive would retain an amount of the gross-up payment equal to the excise tax.

In addition, all unvested stock options held by the executives would immediately vest in full and become exercisable upon a change in control, whether or not the acquiring entity or successor assumes or replaces the stock options and whether or not the executive continues to be employed by us (or the successor) after the change in control. The accelerated options will remain exercisable for a period of two years from the date of the change in control or, if later, the date of the officer’s termination, but in any event not later than the expiration date of the options.

For purposes of the agreements, a “change in control” of the Company will occur upon:

•	the sale, lease, exchange, or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to any third party;

•	the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

•	any person becomes the beneficial owner of (A) 20% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities, unless the transaction resulting in such ownership has been approved in advance by the “incumbent directors” (defined below), or (B) 50% or more of the combined voting power of the Company’s outstanding securities (regardless of any approval by the incumbent directors);

•	a merger or consolidation to which the Company is a party if the Company’s shareholders immediately prior to effective date of such merger or consolidation have beneficial ownership, immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (A) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation, unless such merger or consolidation has been approved in advance by the incumbent directors (as defined below), or (B) 50% or less of the combined voting power of the surviving corporation (regardless of any approval by the incumbent directors);

•	the incumbent directors cease for any reason to constitute at least a majority of the Board; or

•	a change in control of a nature that would be required to be reported, in the written opinion of the Company’s outside legal counsel, as a change in control of the Company on Form 8-K pursuant to

Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement.

Under the agreements, “incumbent directors” are any individuals who are members of the board on the effective date of the agreement, plan and any individual who subsequently becomes a member of the board and whose election or nomination was approved by a vote of at least a majority of the incumbent directors.

The agreements define “cause” as:

•	the executive’s gross misconduct that is materially and demonstrably injurious to the Company;

•	the executive’s willful and continued failure to perform substantially the executive’s duties with the Company or our successor (other than any such failure (1) resulting from the executive’s incapacity due to bodily injury or physical or mental illness or (2) relating to changes in the executive’s duties after a change in control that constitute “good reason”) after a written demand for substantial performance is delivered to the executive by the chair of the board which specifically identifies the manner in which the executive has not substantially performed the executive’s duties and provides for a reasonable period of time within which the executive may take corrective actions; or

•	the executive’s conviction (including a plea of nolo contendere) of willfully engaging in illegal conduct constituting a felony or gross misdemeanor under federal or state law which is materially and demonstrably injurious to the Company or our successor or which impairs the executive’s ability to perform substantially the executive’s duties for the Company or our successor;

and “good reason” as:

•	in the executive’s reasonable judgment, a material and adverse change in the executive’s title, status, position, authority, duties or responsibilities as in effect prior to the change in control, except for changes solely attributable to the fact that the Company is no longer an independent publicly owned company;

•	a reduction by the Company or our successor in the executive’s base salary, or a material adverse change in the form or timing of the payment of the executive’s salary, as in effect immediately prior to the change in control or as later increased;

•	the failure by the Company or our successor to cover the executive under employee benefit plans that, in the aggregate, provide substantially similar benefits to the executive and/or his or her family and dependents at a substantially similar total cost to the executive;

•	the Company or our successor requiring the executive to be based at any office or location that is more than 30 miles further from the executive’s base office or location before the change in control;

•	any refusal by the Company or our successor to continue to allow the executive to attend to matters or engage in activities not directly related to the business of the Company which, at any time prior to the change in control, the executive was not expressly prohibited in writing by the board from attending or engaging in;

•	the failure to obtain from any successor its written assent to the change in control severance agreement;

•	any purported termination of the executive’s employment that is not properly effected pursuant to the change in control severance agreement; or

•	the termination of employment with the Company by the executive for any reason during the first full calendar month following the first anniversary date of the change in control.

The executive must give written notice of an event or change constituting “good reason”, however, the executive may not give such notice until 90 days after the change in control. With regards to the first five events or changes described above that constitute “good reason,” if the Company remedies such event or change, the event or change will not constitute “good reason.”

After adoption, the change in control severance agreements cannot be amended or terminated in any way adversely affecting the executive without the executive’s consent.

Potential Payments to Named Executive Officers

The following table quantifies the potential benefits and payments to each of our named executive officers in connection with a change in control, and upon qualifying termination events in connection with a change in control, assuming, for calculation purposes, an effective date of October 31, 2008. All calculations are based upon the change in control agreements entered into on December 12, 2008.

			Without Cause or
			Good Reason
			Termination
		Upon a	Within 12 Months
	Executive Benefits and	Change in	Following Change
Name	Payments	Control($)(3)	in Control($)(1)(2)

Richard W. Kramp	Lump Sum Payment(1)		$890,300
	Health and Welfare Benefits(2)		$17,700
	Acceleration of Unvested Options(3)	$249,750
	280G Tax Gross-Up Payment(4)		$148,541
	Total	$249,750	$1,056,541
Brett A. Reynolds	Lump Sum Payment		$470,468
	Health and Welfare Benefits		$26,938
	Acceleration of Unvested Options	$33,307
	280G Tax Gross-Up Payment(4)		$76,404
	Total	$33,307	$573,810
David A. Buchè	Lump Sum Payment		$507,616
	Health and Welfare Benefits		$28,490
	Acceleration of Unvested Options	$39,960
	280G Tax Gross-Up Payment(4)		$—
	Total	$39,960	$536,106
Mary L. Frick	Lump Sum Payment		$441,136
	Health and Welfare Benefits		$28,666
	Acceleration of Unvested Options	$33,307
	280G Tax Gross-Up Payment(4)		$—
	Total	$33,307	$469,802
B. Nicholas Oray	Lump Sum Payment		$443,892
	Health and Welfare Benefits		$26,688
	Acceleration of Unvested Options	$33,307
	280G Tax Gross-Up Payment(4)		$—
	Total	$33,307	$470,580

(1)	Represents continued salary and bonus at the named executive officer’s fiscal 2008 annual salary rate for twenty-four months. If, however, the executive’s termination is due to the executive’s election to terminate in the first full month following the first anniversary of the change in control, the lump sum payment shown would be reduced by 50 percent.

(2)	Represents continued health and welfare benefits, including health, dental, vision, life insurance and short-term disability insurance, at the named executive officer’s benefit election level as of October 31, 2008.

(3)	Represents the differences between: (a) the market price of the shares of our common stock underlying the unvested stock options held by such officer as of October 31, 2008; and (b) the exercise price of the options.

(4)	Except as illustrated for Mr. Kramp and Mr. Reynolds, the Company would not be obligated to make any 280G gross-up payments to our named executive officers assuming the change in control was effective on October 31, 2008. Excise taxes under 280G apply only when change in control payments are in excess of the 280G safe harbor amount. The 280G safe harbor amount is generally three times the average of the executive’s taxable compensation for the five years prior to a change in control, subject to adjustment for employment for shorter periods. Based on this calculation of the 280G safe harbor amount for each of our named executive officers and the total change in control payments set forth in the table above, none of our other named executive officers would be subject to 280G excise taxes.

PROPOSAL TO AMEND THE COMPANY’S 2006 STOCK INCENTIVE PLAN

Introduction

The Company’s 2006 Stock Incentive Plan (the “2006 Plan”) was first approved by the Company’s Board of Directors on December 15, 2005 and approved by the Company’s shareholders at the 2006 annual meeting. On December 11, 2008, the Board amended the 2006 Plan, subject to shareholder approval at the Annual Meeting, to increase the number of shares of Common Stock specifically reserved for issuance under the plan by 500,000 shares, from 1,000,000 shares to 1,500,000 shares. This increase is necessary to continue the operation of the 2006 Plan for the benefit of new participants, as well as to allow additional awards to current participants. Through December 15, the Company has granted incentive awards under the 2006 Plan covering an aggregate of 721,642 shares of Common Stock. If this proposal is approved, 980,386 shares of Common Stock, plus any shares contributed to the 2006 Plan from the 1995 Stock Incentive Plan, as described below, will be available for future grants to attract, retain and reward qualified individuals.

Summary of the 2006 Plan

The following summarizes the major features of the 2006 Plan. A copy of the 2006 Plan has been filed with the Securities and Exchange Commission as an appendix to this proxy statement, and is available through the Commission’s website at http://www.sec.gov. Copies are also available upon written request to the Company

General.  The 2006 Plan is intended to attract and retain qualified individuals by providing opportunities for equity participation, and to reward individuals who contribute to achieving the Company’s economic objectives. The 2006 Plan allows the Company to award eligible recipients equity-based incentive awards, consisting of:

•	options to purchase Common Stock that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, or which do not qualify for such tax treatment (“non-statutory options”);

•	rights to receive shares of Common Stock, cash or a combination of both, with a value equal to the difference between the fair market value of one or more shares of Common Stock and a specified exercise price (“stock appreciation rights”);

•	shares of Common Stock that are subject to certain forfeiture and transferability restrictions (“restricted stock awards”);

•	rights to receive the fair market value of one or more shares of Common Stock, payable in cash, shares of Common Stock, or a combination of both, subject to the satisfaction of specified conditions (“stock unit awards”); and

•	rights to receive cash, shares of Common Stock, or a combination of both, contingent upon achievement of specified objectives during a specified period (“performance awards”).

All employees, consultants, advisors and independent contractors of the Company or any subsidiary, including non-employee directors of the Company, are eligible to receive incentive awards under the 2006 Plan. As of December 31, 2008, there were approximately 250 persons eligible to receive awards under the 2006 Plan.

A maximum of 1,000,000 shares are currently reserved for issuance under the 2006 Plan, plus any shares subject to awards under our 1995 Stock Incentive Plan that were outstanding on its expiration on December 18, 2005 which are not thereafter issued or are subsequently forfeited and which would otherwise have been available for further issuance under the 1995 Stock Incentive Plan (assuming, however, that provisions of the 2006 Plan relating to accounting for incentive awards applied to the 1995 plan). The number of shares available for issuance under the 2006 Plan may also be increased, as permitted under applicable Nasdaq Stock Market rules and regulations of the Nasdaq Stock Market, to the extent awards are issued or assumed under the plan in connection with certain merger and acquisition transactions. The proposed amendment would reserve an additional 500,000 shares of Common Stock for issuance pursuant to awards granted under the 2006 Plan.

Under the terms of the amended 2006 Plan:

•	no participant may be granted options or stock appreciation rights relating to more than 50,000 shares of Common Stock in the aggregate during any calendar year;

•	no participant may be granted restricted stock awards, stock unit awards and performance awards relating to more than 25,000 shares of Common Stock in the aggregate during any calendar year; and

•	no more than 1,500,000 shares of Common Stock may be issued pursuant to the exercise of incentive stock options.

The individual award limits set forth above will be 150,000 shares and 75,000 shares, respectively, for an award to any participant who is first appointed or elected as an officer, hired as an employee, elected as a director or retained as a consultant by the Company or who receives a promotion that results in an increase in responsibilities or duties.

All of the share limitations in the 2006 Plan may be adjusted to reflect changes in the Company’s corporate structure or shares, as described below. In addition, the limits on individual equity awards and on the number of shares that may be issued as incentive stock options will not apply to certain incentive awards granted upon the Company’s assumption or substitution of like awards in any merger or acquisition.

Shares of Common Stock that are issued under the 2006 Plan or that are subject to outstanding incentive awards will reduce the number of shares remaining available, and the total number of shares that may be issued under the 2006 Plan will be reduced by one additional share for each share issued or issuable pursuant to a restricted stock award, stock unit award or performance award. Any shares subject to an incentive award that lapses, expires, is forfeited or terminates unexercised or unvested, and any shares of Common Stock that are subject to an incentive award that is settled or paid in cash or any other form other than shares of Common Stock, will automatically again become available for issuance under the 2006 Plan. However, any shares not issued due to the exercise of an option by a “net exercise” or the tender or attestation as to ownership of previously acquired shares (as described below), as well as shares covered by a stock appreciation right, to the extent exercised, will not again become available for issuance under the 2006 Plan.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the Company’s corporate structure or shares, we may adjust:

•	the number and kind of securities available for issuance under the 2006 Plan;

•	the limits on the numbers of shares that may be granted to a participant within any calendar year or that may be granted as incentive stock options under the 2006 Plan; and

•	in order to prevent dilution or enlargement of the rights of participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding incentive awards.

Administration.  The 2006 Plan provides that it will be administered by our Board of Directors or by a committee of the Board (referred to as the “committee”) consisting of at least two members of the Board, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act, and who are “independent” as required by the listing standards of the Nasdaq Stock Market. Our Compensation Committee currently administers the 2006 Plan.

The committee has the authority to determine all provisions of incentive awards consistent with terms of the 2006 Plan, including, the eligible recipients who will be granted one or more incentive awards under the 2006 Plan, the nature and extent of the incentive awards to be made to each participant, the time or times when incentive awards will be granted, the duration of each incentive award, and the restrictions and other conditions to which the payment or vesting of incentive awards may be subject. In addition, the committee has the authority to pay the economic value of any incentive award in the form of cash, Common Stock or any combination of both, and may amend or modify the terms of outstanding incentive awards (except for any prohibited “re-pricing” of options, discussed below) so long as the amended or modified terms are permitted under the 2006 Plan and any adversely affected participant has consented to the amendment or modification. The committee may delegate its duties, power and authority under the 2006 Plan to any of the Company’s officers to the extent consistent with applicable Minnesota corporate law, except with respect to participants subject to Section 16 of the Securities Exchange Act.

Except in connection with certain specified changes in the Company’s corporate structure or shares, the committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” option or stock appreciation right by:

•	amending or modifying the terms of the underwater option or stock appreciation right to lower the exercise price;

•	canceling the underwater option or stock appreciation right and granting replacement options or stock appreciation rights having a lower exercise price, or other incentive awards in exchange; or

•	repurchasing the underwater options and stock appreciation rights and granting new incentive awards under the 2006 Plan.

For purposes of the 2006 Plan, an option or stock appreciation right is deemed to be “underwater” at any time when the fair market value of the Common Stock is less than the exercise price.

Unless terminated earlier, the 2006 Plan will terminate at midnight on February 28, 2016. Incentive awards outstanding at the time the 2006 Plan is terminated may continue to be exercised, earned or become free of restriction, according to their terms. The Board may suspend or terminate the 2006 Plan or any portion of the plan at any time. The Board may amend the 2006 Plan from time to time in order that incentive awards under the 2006 Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company’s best interests; provided, however, that no amendments to the 2006 Plan will be effective without shareholder approval, if it is required under Section 422 of the Internal Revenue Code or the rules of the Nasdaq Stock Market, or if the amendment seeks to increase the number of shares reserved for issuance under the 2006 Plan (other than as a result of a permitted adjustment upon certain corporate events, such as stock splits) or to modify the prohibitions on underwater option re-pricing discussed above.

In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered. However, upon a participant’s request, the committee may permit a participant to transfer all or a portion of a non-statutory stock option, other than for value, to certain of the participant’s family members or related family trusts, foundations or partnerships. Permitted transferees of non-statutory stock options will remain subject to all the terms and conditions of the incentive award applicable to the participant.

Options.  The exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of Common Stock on the date of grant (or 110% of the fair market value of one share of Common Stock on the date of grant of an incentive stock option if the participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary). However, in the event options are granted as a result of the Company’s assumption or substitution of options in a merger or acquisition, the exercise price will be the price determined by the committee pursuant to the conversion terms applicable to the transaction. The committee may grant an option with an exercise price above fair market value. At any time while the Common Stock is listed on the Nasdaq Global Market, “fair market value” under the 2006 Plan means the closing sale price of a share as reported by the Nasdaq Global Market as of the date in question (or, if no shares were traded on such date, the next preceding day on which there was such a trade). As of December 15, 2008, the closing price of a share of Common Stock on the Nasdaq Global Market was $14.95.

The total purchase price of the shares to be purchased upon exercise of an option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the committee may allow exercise payments to be made, in whole or in part, by delivery of a broker exercise notice (pursuant to which a broker or dealer is irrevocably instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to the Company), by tender or attestation as to ownership of shares of Common Stock that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the committee, by a “net exercise” of the option (as further described below) or by a combination of such methods. In the case of a “net exercise” of an option, the Company will not require a payment of the exercise price of the option from the participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares having a fair market value that does not exceed the aggregate exercise price for the shares exercised. Any shares of Common Stock tendered or covered by an attestation will be valued at their fair market value on the exercise date.

Under the Internal Revenue Code, the aggregate fair market value of shares of Common Stock with respect to which incentive stock options may become exercisable for the first time during any calendar year by any participant (and under all “incentive stock option” plans of the Company or any subsidiary) may not exceed $100,000. Any incentive stock options in excess of these amounts will be treated as non-statutory options.

Options may be exercised in whole or in installments, as determined by the committee, and the committee may impose conditions or restrictions to the exercisability of an option, including that the participant remain continuously employed by the Company or a subsidiary for a certain period or that the participant or the Company (or any subsidiary, division or other subunit of the Company) satisfy certain specified objectives. An option may not become exercisable, nor remain exercisable after seven years from its date of grant (five years from its date of grant in the case of an incentive option if the participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary).

Stock Appreciation Rights.  Stock appreciation rights will be subject to such terms and conditions, if any, consistent with the other provisions of the 2006 Plan, as may be determined by the committee. The committee will have the sole discretion to determine the form in which payment of the economic value of stock appreciation rights will be made to a participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by a participant of the form of such payment.

The exercise price of a stock appreciation right will be determined by the committee, in its discretion, at the date of grant but may not be less than 100% of the fair market value of one share of Common Stock on the date of grant, except as provided below in connection with certain “tandem” grants. However, in the event that stock appreciation rights are granted as a result of the Company’s assumption or substitution of stock appreciation rights in a merger or acquisition, the exercise price will be the price determined by the committee pursuant to the conversion terms applicable to the transaction. A stock appreciation right will become exercisable at such time and in such installments as may be determined by the committee in its sole discretion at the time of grant; provided, however, that no stock appreciation right may be exercisable after seven years from its date of grant.

Stock appreciation rights may be granted alone or in addition to other incentive awards, or in tandem with an option, either at the time of grant of the option or at any time thereafter during the term of the option. A stock appreciation right granted in tandem with an option shall cover the same number of shares of Common Stock as covered by the option (or such lesser number as the committee may determine), shall be exercisable at such time or times and only to the extent that the related option is exercisable, have the same term as the option and will have an exercise price equal to the exercise price for the option. Upon the exercise of a stock appreciation right granted in tandem with an option, the option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, upon exercise of an option having a related stock appreciation right, the stock appreciation right will be canceled automatically to the extent of the number of shares covered by the option exercise.

Restricted Stock Awards.  The committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously employed by the Company or a subsidiary for a certain period or that the participant or the Company (or any subsidiary, division or other subunit of the Company) satisfy specified objectives.

Unless the committee determines otherwise, any dividends (including regular quarterly cash dividends) or distributions paid with respect to shares of Common Stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate.

Stock Unit Awards.  Stock unit awards will be subject to such terms and conditions, if any, consistent with the other provisions of the 2006 Plan, as may be determined by the committee; provided, however, that in all cases payment of stock unit award will be made within two and one-half months following the end of the tax year during which receipt of the stock unit award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Internal Revenue Code (as discussed below), except upon certain conditions.

Performance Awards.  Performance awards will be subject to such terms and conditions, if any, consistent with the other provisions of the 2006 Plan, as may be determined by the committee in its sole discretion, including, but not limited to, the achievement of one or more specified objectives; provided, however, that in all cases payment of the performance award will be made within two and one-half months following the end of the tax year during which receipt of the performance award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code, except upon certain conditions.

Change in Control.  In the event a “change in control” of the Company occurs, then, if approved by the committee in its sole discretion either at the time of the grant of the incentive award or at any time after such grant, all options and stock appreciation rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms; all outstanding restricted stock awards will become immediately fully vested and non-forfeitable; and any conditions to the payment of stock unit awards and performance awards will lapse. The committee may condition acceleration on subsequent events, including the failure of any successor to assume the incentive awards, or the participant’s involuntary termination, other than for “cause” (as defined in the 2006 Plan), or voluntary termination for “good reason” (also as defined in the 2006 Plan), within a specified period of time following a change in control.

In addition, the committee in its sole discretion may determine that some or all participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such change in control over the exercise price per share of the options (or, in the event that there is no excess, that such options will be terminated), and that some or all participants holding performance awards will receive, with respect to some or all of the shares subject to the performance awards, cash in an amount equal the fair market value of such shares immediately prior to the effective date of such change in control.

The definition of “change in control” for purposes of the 2006 Plan is the same as set forth above on page 22, under the heading “Potential Payment Upon Termination or Change in Control,” except that the “incumbent directors” are determined by reference to the initial effective date of the plan.

Effect of Termination of Employment or Other Service.  If a participant ceases to be employed by or perform other services for the Company and all subsidiaries, all incentive awards held by the participant will be treated as follows, unless otherwise determined by the committee:

•	Upon termination for any reason, all of a participant’s unvested restricted stock awards will be terminated, and all of the participant’s outstanding stock unit awards and performance awards will be terminated and forfeited.

•	Upon termination for “cause” as defined in the 2006 Plan, all of a participant’s options will immediately terminate without notice of any kind.

•	Upon termination due to death, disability or retirement, all of a participant’s outstanding, exercisable options and stock appreciation rights will remain exercisable for a period of 12 months (but in no event after the expiration date of any such option or stock appreciation right).

•	Upon termination is for any other reason, all of a participant’s outstanding, exercisable options and stock appreciation rights will remain exercisable for a period of three months thereafter (but in no event after the expiration date of any such option or stock appreciation right).

The committee may modify the post-employment terms of any incentive award at any time. In no case, however, will any incentive award remain exercisable or continue to vest for more than two years beyond the date such incentive award would have terminated if not for the committee’s action, or beyond its expiration date, whichever first occurs, nor will any such action adversely affect any outstanding incentive award without the consent of the participant.

Federal Income Tax Consequences

The following description of federal income tax consequences is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. The description does not include state or local income tax consequences, and is not intended to address specific tax consequences applicable to an individual participant who receives an incentive award.

Incentive Options.  There will not be any federal income tax consequences to either the participant or the Company as a result of the grant of an incentive option under the 2006 Plan.

A participant’s exercise of an incentive option also will not result in any federal income tax consequences to the Company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant’s alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (as discussed below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered or attested to in payment of an option exercise price.

If the participant disposes of the shares acquired upon exercise of the incentive option, the federal income tax consequences will depend upon how long the participant held the shares.

If the participant holds the shares for at least two years after the date of grant and at least one year after the date of exercise (the “holding period requirements”), then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

If the participant does not satisfy both of the above holding period requirements (a “disqualifying disposition”), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the incentive option or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Non-Statutory Options.  Neither the participant nor the Company incurs any federal income tax consequences as a result of the grant of a non-statutory option. Upon exercise of a non-statutory option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an option exercise price.

In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a non-statutory option for any amounts included in the taxable income of the participant as ordinary income, or reported as taxable income of the participant by the Company, pursuant to applicable information reporting requirements.

Stock Appreciation Rights.  Neither the participant nor the Company incurs any federal income tax consequences as a result of the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of Common Stock received by the participant. The Company will be entitled to a compensation expense deduction for any amounts included by the participant as ordinary income, or reported as taxable income of the participant by the Company, pursuant to applicable information reporting requirements.

Restricted Stock Awards.  With respect to shares issued pursuant to a restricted stock award that are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the Internal Revenue Code within 30 days after the shares are transferred to include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of transfer (determined as if the shares were not subject to any risk of forfeiture). The Company will receive a corresponding tax deduction (provided that the award is not otherwise subject to the limitations of Section 162(m) of the Code) when such amounts are included in taxable income by the participant as ordinary income, or reported as taxable income of the participant by the Company pursuant to applicable information reporting requirements. If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse.

A participant who does not make a Section 83(b) election within 30 days of the transfer of a restricted stock award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares. The Company will receive a corresponding tax deduction (provided that the award is not otherwise subject to the limitations of Section 162(m) of the Code) when the amount is included by the participant as ordinary income, or reported as taxable income of the participant by the Company pursuant to applicable information reporting requirements.

Stock Unit Awards and Performance Awards.  Neither the participant nor the Company incurs any federal income tax consequences as a result of the grant of a stock unit award or a performance award. Upon payment of a stock unit award or performance award in cash, the participant will include the amount paid as ordinary income in the year the payment was received; if payment is made in stock, the participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received. In each case, the Company will receive a corresponding tax deduction, (provided that the award is not otherwise subject to the limitations of Section 162(m) of the Code), when the amount is included by the participant as ordinary income, or reported as taxable income of the participant by the Company, pursuant to applicable information reporting requirements.

Excise Tax on Parachute Payments.  The Internal Revenue Code imposes a 20% excise tax on the recipient of “excess parachute payments,” as defined in the Code, and denies tax deductibility to the Company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, shareholders, or highly-compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of options or the vesting of restricted stock awards or performance awards upon a change in control of the Company may constitute parachute payments, and in certain cases, “excess parachute payments.”

Section 409A.  The foregoing discussion of tax consequences of incentive awards assumes that the incentive award discussed is either not subject to Section 409A of the Internal Revenue Code, or has been structured to comply with its requirements.

Section 409A, as added by the American Jobs Creation Act of 2004, provides new tax rules for deferred compensation that is deferred or becomes vested after December 31, 2004. In the event an incentive award is a “deferred compensation arrangement” subject to Section 409A and it fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally have immediately taxable income on the amount “deferred,” would be required to pay an additional 20% income tax, and must pay interest on the tax that would have been paid but for the deferral.

Under the terms of the 2006 Plan, the committee will determine whether incentive awards are subject to Section 409A of the Code, and will seek to provide additional, written terms and conditions determined necessary or desirable to cause any incentive awards subject to Section 409A to comply in form with its requirements. With respect to incentive awards subject to Section 409A, the committee will administer the 2006 Plan in a manner that is intended to comply with the requirements of Section 409A and any regulations or rulings issued thereunder.

Incentive Awards Under the 2006 Plan

As of the date of this Proxy Statement, the Company has granted options under the 2006 Plan as follows:

Number of Options
Granted Under the
Name/Group	2006 Plan
William G. Kobi	30,000
Karen Gilles Larson	30,000
Mark F. Palma	30,000
Richard W. Perkins	30,000
Timothy M. Scanlan	30,000
John D. Seaberg	20,000
Sven A. Wehrwein	30,000
Richard W. Kramp	100,000
Brett A. Reynolds	20,000
David A. Buché	24,000
Mary L. Frick	20,000
B. Nicholas Oray, Ph. D.	10,000
All Executive Officers as a Group	221,000
All Non-Executive Employees as a Group	300,642

Neither the number nor types of any future 2006 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable. As noted above, however, the 2006 Plan does place certain per-participant limits on incentive awards granted in any calendar year.

Board of Directors Recommendation and Vote Required

Our Board of Directors recommends that shareholders vote FOR the proposal to amend the 2006 Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum, is necessary to approve the amendment to the 2006 Plan. Unless a contrary choice is specified on the proxy card, proxies solicited by our Board of Directors will be voted FOR approval of the amendment to the 2006 Plan.

EQUITY COMPENSATION PLAN INFORMATION

2006 Stock Incentive Plan

The following table sets forth information as of December 15, 2008 with respect to our compensation plans under which equity securities are authorized for issuance.

	A	B	C
Number of
Securities
Remaining Available
	Number of		for Future Issuance
	Securities to be		Under Equity
	Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in Column
Plan Category	and Rights	and Rights	A)(1)

Equity compensation Plans approved by the Company’s stockholders	535,291	$9.47	499,781

Equity compensation Plans not approved by the Company’s shareholders	—	$—	—

Total	535,291	$9.47	499,781

(1)	Included in the securities remaining available for issuance (Column C) are 480,386 shares associated with our 2006 Stock Incentive Plan and our prior 1995 Stock Incentive Plan and 19,395 shares associated with the Company’s Employee Stock Purchase Plan. The table does not include the proposed additional shares to be reserved for issuance under the 2006 Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 1, 2008, unless otherwise noted, (a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each director and each nominee, (c) by each named executive officer, and (d) by all executive officers and directors as a group. Unless otherwise noted, each of the shareholders listed in the table or included within a group listed in the table possesses sole voting and investment power with respect to the shares indicated. The address for each of our executive officers and each of our directors is Synovis Life Technologies, Inc., 2575 University Ave. W., St. Paul, Minnesota, 55114.

	Number of Shares	Percentage
Beneficial Owner	Beneficially Owned(1)	Ownership
Barclays Global Investors NA(2) 45 Freemont Street San Francisco, CA 96105	699,294	5.9%
The TCW Group, Inc.(3) on behalf of the TCW Business Unit 865 South Figueroa Street Los Angeles, CA 90017	626,683	5.3%
Perkins Capital Management, Inc.(4) 730 East Lake Street Wayzata, MN 55391-1769	176,450	1.5%
William G. Kobi(5)	64,500	*
Karen Gilles Larson(6)	97,842	*
Mark F. Palma(7)	38,159	*
Richard W. Perkins(8)	205,500	1.7%
Timothy M. Scanlan(9)	80,000	*
John D. Seaberg(10)	10,000	*
Sven A. Wehrwein(11)	38,000	*
Richard W. Kramp(12)	111,363	*
Brett A. Reynolds(13)	24,155	*
David A. Buché(14)	19,246	*
Mary L. Frick(15)	21,571	*
B. Nicholas Oray, Ph. D.(16)	18,096	*
All Executive Officers and Directors as a Group (14 persons)(17)	899,778	7.3%

*	Less than 1%.

(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. As of December 1, 2008, there were 11,872,837 shares of Common Stock outstanding.

(2)	The number of shares is based upon a Schedule 13G filed on February 6, 2008 reporting beneficial ownership as of December 31, 2007. Barclays Global Investors, N.A. reported that it has sole voting power as to 699,294 shares and sole dispositive power as to 699,378 shares. Barclays Global Fund Advisors reported sole voting power and sole dispositive power over 9,494 shares. The shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(3)	The number of shares is based upon a Schedule 13F dated November 12, 2008 reporting beneficial ownership as of September 30, 2008. The Schedule was filed by TCW Group, Inc. (“TCW”) on behalf of itself and related institutional investment managers (including Trust Company of the West, TCW Asset Management Company, TCW Capital Investment Corp., TCW Advisors Inc., Asiavest Partners, TCW/YFY Ltd., Alps Advisers, Inc., TCW Investment Management Company, Societe General Asset Management, S.A. and Societe Generale, S.A.), which collectively constitute the “TCW Business Unit.” TCW Group further reported that its ultimate parent company, Société Générale S.A. (“SG”), may be deemed to control TCW, and that executive officers and directors and direct and indirect subsidiaries of SG (including all business units except the TCW Business Unit) may beneficially own shares of Common Stock, that such shares were not reported in the Schedule, that SG disclaims beneficial ownership of shares beneficially owned by the TCW Business Unit, and that the TCW Business Unit disclaims beneficial ownership of shares of Common Stock beneficially owned by SG and any of SG’s other business units. TCW reported that the TCW Business Unit has sole voting power as to 131,434 of the reported shares, has shared voting power as to none of the reported shares and has no voting power as to 495,249 of the reported shares. For purposes of reporting under Schedule 13F, the Securities and Exchange Commission deems a manager exercising sole voting authority over specified “routine” matters, and no authority to vote in “non-routine” matters, to have no voting authority.

(4)	Excludes shares beneficially owned by Richard W. Perkins, a director of the Company and the controlling shareholder of Perkins Capital Management, Inc. (“PCM”), a registered investment advisor. PCM disclaims beneficial ownership of the 176,450 shares (the “PCM Shares”), which are held for the account of its clients. Of the 176,450 shares, PCM has sole dispositive power with regard to all such shares and sole voting power over 29,850 of such shares.

(5)	Includes 61,000 shares Mr. Kobi has the right to acquire within 60 days upon the exercise of options.

(6)	Includes 20,000 shares Ms. Larson has the right to acquire within 60 days upon the exercise of options.

(7)	Includes 38,000 shares Mr. Palma has the right to acquire within 60 days upon the exercise of options.

(8)	Includes 21,000 shares held by the Perkins Foundation and 137,500 shares held by various trusts of which Mr. Perkins is the sole trustee. Also includes 47,000 shares Mr. Perkins has the right to acquire within 60 days upon the exercise of options. Excludes the 176,450 PCM Shares. Mr. Perkins disclaims beneficial ownership of the PCM Shares.

(9)	Includes 53,000 shares Mr. Scanlan has the right to acquire within 60 days upon the exercise of options.

(10)	Consists entirely of 10,000 shares Mr. Seaberg has the right to acquire within 60 days upon the exercise of options.

(11)	Consists entirely of 38,000 shares Mr. Wehrwein has the right to acquire within 60 days upon the exercise of options.

(12)	Includes 89,907 shares Mr. Kramp has the right to acquire within 60 days upon the exercise of options.

(13)	Includes 23,036 shares Mr. Reynolds has the right to acquire within 60 days upon the exercise of options.

(14)	Includes 13,096 shares Mr. Buché has the right to acquire within 60 days upon the exercise of options.

(15)	Includes 18,835 shares Ms. Frick has the right to acquire within 60 days upon the exercise of options.

(16)	Includes 3,979 shares Dr. Oray has the right to acquire within 60 days upon the exercise of options.

(17)	Includes 437,036 shares which may be acquired within 60 days upon the exercise of options.

Related Person Relationships and Transactions

Our Board of Directors recognizes that related person transactions can present potential or actual conflicts of interest, and may appear to be motivated by interests other than the best interests of the company and its shareholders. Notwithstanding these considerations, the Board recognizes that there are situations where related person transactions may be in the best interests of the Company and its shareholders. Accordingly, our Board has delegated to our Audit Committee, pursuant to the terms of a written policy, the authority to review, approve and ratify related person transactions prior to the effectiveness or consummation of the transaction. If advance approval is not practicable, the committee may review and, in its discretion, ratify the transaction at the next Audit Committee meeting. With respect to a related person transaction arising between Audit Committee meetings, the Chief Financial Officer may present it to the Audit Committee Chair, who will review and may approve the related person transaction subject to ratification by the Audit Committee at their next meeting. In addition, any related person transaction previously approved by the Committee or otherwise already existing that is ongoing in nature will be reviewed by the Audit Committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the committee, if any, and that all required disclosures regarding the related person transaction are made.

Our policy defines a “related person transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were or will be a participant and a related person had or will have a direct or indirect material interest. The Board has determined that certain interests do not create a material direct or indirect interest on behalf of the related person, and are, therefore, not “related person transactions” for purposes of the policy, including interests arising only from (a) the related person’s position as a director of another corporation or organization that is a party to the transaction, and/or (b) from the direct or indirect ownership by the related person and all other related persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee in accordance with the standards in our policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the Committee will review all related person transactions, regardless of amount, and consider the related person’s relationship to the company and interest in the related person transaction (as an approximate dollar value, without regard to profit or loss), the approximate total dollar value involved in the related person transaction, whether the transaction was undertaken in the ordinary course of business of the Company, whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, the terms on which the related person offers the products or services involved in the related person transaction to unrelated parties, the purpose of, and the potential benefits to the Company of, the transaction, whether disclosure of the related person transaction is required under Item 404(a) of Regulation S-K, and any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will review all relevant information available to it about the related person transaction. The Committee may approve or ratify the related person transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of the Company and its shareholders. The Committee may, in its sole discretion, impose such conditions as it deems appropriate on the Company or the related person in connection with approval of the related person transactions.

With the knowledge and consent of the Board of Directors, John Gilles joined Synovis Interventional Solutions, Inc. as the General Manager of its Precision Engineering Division in June 2003. In November 2004, Mr. Gilles was named the Director of Sales and Marketing for Synovis Interventional Solutions, Inc. Mr. Gilles is the son of Karen Gilles Larson, former President and Chief Executive Officer, a current director and a nominee for re-election at the Annual Meeting. At the time he was hired, the Audit Committee reviewed and approved the terms and conditions of Mr. Gilles’ employment. Mr. Gilles was not hired by, nor has he ever reported to, Ms. Larson. The interventional business was sold effective on January 31, 2008, and accordingly Mr. Gilles is no longer directly affiliated with Synovis.

From November 1, 2007 until January 31, 2008, Mr. Gilles received salary compensation of $37,000. He also received commission pay of $16,000 related directly to sales within the interventional business. In addition, he received severance payments totaling $65,000. The Audit Committee has reviewed and ratified the terms of Mr. Gilles’ employment during fiscal 2008 and the terms of his severance arrangement.

In July 2001, we acquired Micro Companies Alliance, Inc., a provider of products to the niche microsurgery market, and subsequently changed its name to Synovis Micro Companies Alliance, Inc. Michael Campbell, President of Synovis Micro Companies Alliance, Inc., was the sole shareholder of Micro Companies Alliance, Inc. at the time of the acquisition. In addition to the initial stock consideration of 181,819 shares of Common Stock and cash consideration of $502,000 paid on the purchase date, we agreed to pay Mr. Campbell potential cash earnout payments of up to $1.35 million, calculated at 5% of related product revenues for sales through July 2011. In fiscal 2008, we paid Mr. Campbell $333,000 in earnout payments. Since the acquisition of Micro Companies Alliance, Inc., we have paid Mr. Campbell a total of $1,046,000 in earnout payments. The Audit Committee has reviewed and ratified the payments to Mr. Campbell for fiscal 2008 under this prior agreement.

Audit Committee Report

Review of the Company’s Audited Financial Statements for the Fiscal Year ended October 31, 2008

Prior to the Annual Meeting of Shareholders, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2008 with the Company’s management. Further, the Audit Committee has discussed with Grant Thornton LLP (“GT”), the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

Also, prior to the Annual Meeting of Shareholders, the Audit Committee has received the written disclosures and the letter from GT required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and the Audit Committee has discussed the independence of GT with that firm.

Based on the Audit Committee’s discussions with the Company’s management and GT, and the review noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008 for filing with the SEC.

Members of the Audit Committee:
Sven A. Wehrwein (Chair)
Richard W. Perkins
John D. Seaberg

Change in Independent Auditors

On April 11, 2007, our Audit Committee recommended and approved a change in the Company’s independent registered public accounting firm to audit its financial statements. Effective April 11, 2007, the Audit Committee dismissed Deloitte & Touche LLP and appointed Grant Thornton LLP to serve as its independent registered public accounting firm.

The reports of Deloitte & Touche on the Company’s consolidated financial statements for its fiscal year ended October 31, 2006 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal 2006 and the subsequent interim period through April 11, 2007, (i) there were no disagreements between Synovis and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement in connection with its reports for such periods (a “Disagreement”) and (ii) there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (a “Reportable Event”).

Fees of Independent Auditors

Audit Fees

Audit fees billed by Grant Thornton LLP (“GT”) and Deloitte & Touche LLP (“D&T”), our former independent public accountants, for services rendered in auditing the Company’s financial statements and reviewing the financial statements included in the Company’s quarterly reports on Form 10-Q for fiscal 2008 and 2007 totaled $228,000 in each year. Included in audit fees for fiscal 2008 and fiscal 2007 are fees for attestation services relating to the report on the Company’s internal controls as specified in Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees

Audit-related fees billed by GT for services rendered in auditing the Company’s 401(k) plan for fiscal 2008 and 2007 totaled $16,000 and $16,000, respectively.

Tax Fees

Tax-related fees billed by GT for services rendered in tax payment estimates, tax return preparation and tax planning during fiscal 2008 and 2007 totaled $55,000 and $64,000, respectively.

All Other Fees

All other fees billed by GT for other services rendered, primarily in reviewing our valuation of our investments, totaled $15,000 in fiscal 2008. No other fees were billed by GT and D&T for services rendered in fiscal 2007.

Summary of Fees Billed to the Company by Deloitte and Touche LLP

Fiscal Years Ended October 31,	2007	2008

Audit Fees	$20,000	$10,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other fees	$—	$—

Summary of Fees Billed to the Company by Grant Thornton LLP

Fiscal Years Ended October 31,	2007	2008

Audit Fees	$208,000	$231,000
Audit-Related Fees	$16,000	$16,000
Tax Fees	$64,000	$55,000
All Other fees	$—	$—

Pre-Approval Policies

The Audit Committee has not adopted a formal policy regarding the pre-approval of audit and permissible non-audit services provided by the Company’s independent auditors. It is the Audit Committee’s procedure to approve of any engagement or accounting project involving the independent auditors, and the related fees, prior to commencement of the engagement or project. Projects are approved at the regular meetings of the Audit Committee. If a project requiring pre-approval arises between meetings, the Audit Committee Chair reviews the project and provides the required pre-approval, provided that such pre-approval is subsequently presented to the entire Audit Committee at its next meeting.

OTHER BUSINESS

This proxy statement contains all business we are aware of that will be presented at the Annual Meeting. The person or persons voting the proxies will use their judgment to vote for proxies received by the Board for other business, if any, that may properly come before the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us during, or with respect to, the period ended October 31, 2008, all reports were filed with the SEC on a timely basis.

INDEPENDENT AUDITORS

The Audit Committee has not met to select the independent certified public accountants to audit the Company’s financial statements for the year ending October 31, 2009. Grant Thornton LLP was the Company’s independent public accounting firm for fiscal 2008. We have requested and expect a representative of Grant Thornton LLP to be present at the Annual Meeting and to make a statement if he or she so desires and to respond to appropriate questions.

PROPOSALS FOR THE NEXT ANNUAL MEETING

Shareholder proposals intended to be presented in the proxy materials relating to the 2010 Annual Meeting of Shareholders must be received by the Company on or before September 25, 2009 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

A shareholder who wishes to make a proposal at the next Annual Meeting without including the proposal in the Company’s proxy statement must notify the Company by December 9, 2009. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by Synovis for the next Annual Meeting will have discretionary authority to vote on the proposal.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate with the Board of Directors by sending correspondence, addressed to our Corporate Secretary, Synovis Life Technologies, Inc., 2575 University Avenue W., St. Paul, MN 55114-1024, with an instruction to forward the communication to the Board or to a particular director. Our Corporate Secretary will receive the correspondence and promptly forward it to any individual director or directors to whom the communication is directed.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report on Form 10-K to shareholders may have been sent to any household where two or more shareholders reside. The Company will promptly deliver a separate copy of either document to any shareholder upon written or oral request to the Company’s Investor Relations Department, 2575 University Avenue W., St. Paul, MN 55114-1024, telephone: (651) 796-7300.

Any shareholder who wishes to receive separate copies of the Company’s Proxy Statement or Annual Report on Form 10-K to shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker, or other nominee record holder, or the shareholder may contact the Company at the above address and number.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MARCH 5, 2009

The Notice of 2009 Annual Meeting, Proxy Statement and Annual Report to Shareholders of Synovis Life Technologies, Inc. are available at www.synovislife.com.

ANNUAL REPORT

THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED OCTOBER 31, 2008 TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF JANUARY 5, 2009 UPON RECEIPT FROM ANY SUCH PERSON OF AN ORAL OR WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: SYNOVIS LIFE TECHNOLOGIES, INC., 2575 UNIVERSITY AVENUE W., ST. PAUL, MINNESOTA, 55114-1024, ATTN: CHIEF FINANCIAL OFFICER, OR BY ELECTRONIC MAIL TO INFO@SYNOVISLIFE.COM.

By Order of the Board of Directors

Richard W. Kramp
President and Chief Executive Officer

January 7, 2009
St. Paul, Minnesota

SYNOVIS LIFE TECHNOLOGIES, INC.
2006 STOCK INCENTIVE PLAN
(as amended and restated as of December 11, 2008)

1.	Purpose of Plan.

The purpose of the Synovis Life Technologies, Inc. 2006 Stock Incentive Plan (the “Plan”) is to advance the interests of Synovis Life Technologies, Inc. (the “Company”) and its shareholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of the Company’ economic objectives.

2.	Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1  “Board” means the Board of Directors of the Company.

2.2  “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

2.3  “Cause” means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) conviction of a gross misdemeanor or felony, or any other offense that, in the opinion of the Committee, is likely to have a material adverse effect upon the Company or its reputation, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any breach of any confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary.

2.4  “Change in Control” means an event described in Section 13.1 of the Plan; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is triggered by a Change in Control, the term Change in Control will mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such term is defined in Section 409A of the Code and the regulations and rulings issued thereunder.

2.5  “Code” means the Internal Revenue Code of 1986, as amended.

2.6  “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.7  “Common Stock” means the common stock of the Company, par value $0.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.8  “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is triggered by an Eligible Recipient’s Disability, such term will mean that the Eligible Recipient is disabled as defined by Section 409A of the Code and the regulations and rulings issued thereunder.

1

2.9  “Eligible Recipients” means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary, and any non-employee directors, consultants, advisors and independent contractors of the Company or any Subsidiary.

2.10  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11  “Fair Market Value” means, with respect to the Common Stock, as of any date: (i) the closing sale price of the Common Stock as reported on the Nasdaq Global Market System or on any national exchange (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); or (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national exchange or on the Nasdaq Global Market System, the closing sale price as of such date at the end of the regular trading session, as reported by the Nasdaq SmallCap Market, OTC Bulletin Board, the Bulletin Board Exchange (BBX) or the Pink Sheets, LLC, or other comparable service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith by the reasonable application of a reasonable valuation method, taking into account all available information material to the value of the Common Stock, and consistent with the definition of “fair market value” under Section 409A of the Code.

2.12  “Good Reason,” unless otherwise defined in an agreement evidencing an Incentive Award, means the occurrence of any of the following in connection with a Change in Control: (i) a substantial diminution in the Participant’s authority, duties or responsibilities as in effect prior to the Change in Control, (ii) a reduction by the Company in the Participant’s base salary, or an adverse change in the form or timing of the payment thereof, as in effect immediately prior to the Change in Control or as thereafter increased, or (iii) the Company’s requiring the Participant to be based at any office or location that is more than fifty (50) miles further from the office or location thereof immediately preceding the Change in Control; provided, however, Good Reason shall not include any of the circumstances or events described above unless (A) the Participant has first provided written notice of such circumstance or event to the Company or its successor and the Company or such successor has not corrected such circumstance or event within thirty (30) days thereafter; and (B) the Participant has not otherwise consented to the occurrence in writing.

2.13  “Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award or Performance Award granted to an Eligible Recipient pursuant to the Plan.

2.14  “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.15  “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.16  “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.17  “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.18  “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 10 of the Plan to receive an amount of cash, a number of shares of Common Stock, or a combination of both, contingent upon achievement of specified objectives during a specified period.

2

2.19  “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant, or with respect to any Incentive Award, that are to be issued to the Participant upon the grant, exercise or vesting of such Incentive Award.

2.20  “Restricted Stock Award” means an award of shares of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that are subject to restrictions on transferability and/or a risk of forfeiture.

2.21  “Retirement” means termination of employment or service at age 55 or older and completion of at least ten years of continuous service.

2.22  “Securities Act” means the Securities Act of 1933, as amended.

2.23  “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and a specified exercise price of such shares.

2.24  “Stock Unit Award” means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive the Fair Market Value of one or more shares of Common Stock, payable in cash, shares of Common Stock, or a combination of both, the payment, issuance, retention and /or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of specified objectives.

2.25  “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

2.26  “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.  Plan Administration.

3.1  The Committee.  The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and who are “independent” as required by the listing standards of the Nasdaq Stock Market (or other applicable market or exchange on which the Company’s Common Stock may be quoted or traded. Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

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3.2  Authority of the Committee.

(a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b) Subject to Section 3.2(d), below, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

(c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to shareholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

(d) Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; (B) Restricted Stock Awards; or (C) Stock Unit Awards or Performance Awards in exchange; or

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(iii) repurchasing the underwater Options or Stock Appreciation Rights and granting new Incentive Awards under this Plan. For purposes of this Section 3.2(d), Options and Stock Appreciation Rights will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or Stock Appreciation Right.

(e) In addition to the authority of the Committee under Section 3.2(b) and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee shall have no authority, however, to take action pursuant to this Section 3.2(e): (i) to reserve shares or grant Incentive Awards in excess of the limitations provided in Section 4.1; (ii) to effect any re-pricing in violation of Section 3.2(d); (iii) to grant Options or Stock Appreciation Rights having an exercise price in violation of Section 6.2 or 7.2, as the case may be; or (iv) for which shareholder approval would then be required pursuant to Section 422 of the Code or the rules of the Nasdaq Stock Market (or other applicable market or exchange on which the Company’s Common Stock may be quoted or traded).

(f) Notwithstanding anything in this Plan to the contrary, the Committee will determine whether an Incentive Award is subject to the requirements of Section 409A of the Code and, if determined to be subject to Section 409A of the Code, the Committee will make such Incentive Award subject to such written terms and conditions determined necessary or desirable to cause such Incentive Award to comply in form with the requirements of Section 409A of the Code. Further, the Plan, as it relates to Incentive Awards that are subject to Section 409A of the Code, will be administered in a manner that is intended to comply with the requirements of Section 409A of the Code and any regulations or rulings issued thereunder.

4.	Shares Available for Issuance.

4.1  Maximum Number of Shares Available; Certain Restrictions on Awards.  Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be the sum of:

(a) 1,500,000;

(b) the number of shares subject to outstanding awards under the Company’s 1995 Stock Incentive Plan as of the expiration of such plan on December 18, 2005 which are not thereafter issued or which have been issued but are subsequently forfeited and which would otherwise have been available for further issuance under such plan, assuming, however, that the provisions of Section 4.2 of the Plan applied thereto;

(c) the number of shares issued or Incentive Awards granted under the Plan in connection with the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company and/or any Subsidiary(ies) acquiring, merging or consolidating with another entity; and

(d) the number of shares that are unallocated and available for grant under a stock plan assumed by the Company or any Subsidiary(ies) in connection with the merger, consolidation, or acquisition of another entity by the Company and/or any of its Subsidiaries, based on the applicable exchange ratio and other transaction terms, but only to the extent that such shares may be utilized by the Company or its Subsidiaries following the transaction pursuant to the rules and regulations of the Nasdaq Stock Market

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(or other applicable market or exchange on which the Company’s Common Stock may be quoted or traded).

Notwithstanding any other provisions of the Plan to the contrary, (i) no Participant in the Plan may be granted Options and Stock Appreciation Rights relating to more than 50,000 shares of Common Stock in the aggregate during any calendar year; (ii) no Participant in the Plan may be granted Restricted Stock Awards, Stock Unit Awards and Performance Awards relating to more than 25,000 shares of Common Stock in the aggregate during any calendar year; and (iii) no more than 1,500,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan; provided, however, that the limits in clauses (i) and (ii), above, will be 150,000 shares and 75,000 shares, respectively, as to a Participant who, during the calendar year, is first appointed or elected as an officer, hired as an employee, elected as a director or retained as a consultant by the Company or who receives a promotion that results in an increase in responsibilities or duties. All of the foregoing share limits are subject, in each case, to adjustment as provided in Section 4.3 of the Plan. The limits in clauses (i) and (ii) will not apply, however, to the extent Incentive Awards are granted as a result of the Company’s assumption or substitution of like awards issued by any acquired, merged or consolidated entity pursuant to the applicable transaction terms, nor will any Incentive Stock Options issued in any such assumption or substitution pursuant to applicable provisions of the Code count towards the limit in clause (iii).

4.2  Accounting for Incentive Awards.  Shares of Common Stock that are issued under the Plan or that are potentially issuable pursuant to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that the total number of shares that may be issued under the Plan shall be reduced by one additional share for each share issued pursuant to an Incentive Award other than an Option or a Stock Appreciation Right, or potentially issuable pursuant to an outstanding Incentive Award other than an Option or a Stock Appreciation Right. All shares so subtracted from the amount available under the Plan with respect to an Incentive Award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan; provided, however, that (i) any shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6.4(b) or the tender or attestation as to ownership of Previously Acquired Shares will not again become available for issuance under the Plan; and (ii) shares covered by a Stock Appreciation Right, to the extent exercised, will not again become available for issuance under the Plan.

4.3  Adjustments to Shares and Incentive Awards.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards, and (b) the exercise price of outstanding Options and Stock Appreciation Rights.

5.	Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive

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Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.	Options.

6.1  Grant.  An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2  Exercise Price.  The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant (or 110% of the Fair Market Value of one share of Common Stock on the date of grant of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company). Notwithstanding the foregoing, to the extent that Options are granted under the Plan as a result of the Company’s assumption or substitution of options issued by any acquired, merged or consolidated entity, the exercise price for such Options shall be the price determined by the Committee pursuant to the conversion terms applicable to the transaction.

6.3  Exercisability and Duration.  An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (i) the achievement of one or more specified objectives; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after seven (7) years from its date of grant (five years from its date of grant in the case of an Incentive Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4  Payment of Exercise Price.

(a) The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee; (iii) by a “net exercise” of the Option (as further described in paragraph (b), below); or (iv) by a combination of such methods.

(b) In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net

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exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 12.1.

(c) Previously Acquired Shares tendered or covered by an attestation as payment of an Option exercise price will be valued at their Fair Market Value on the exercise date.

6.5  Manner of Exercise.  An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in St. Paul, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7.	Stock Appreciation Rights.

7.1  Grant.  An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee will have the sole discretion to determine the form in which payment of the economic value of Stock Appreciation Rights will be made to a Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.

7.2  Exercise Price.  The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant, except as provided in Section 7.4, below. Notwithstanding the foregoing, to the extent that Stock Appreciation Rights are granted under the Plan as a result of the Company’s assumption or substitution of stock appreciation rights issued by any acquired, merged or consolidated entity, the exercise price for such Stock Appreciation Rights shall be the price determined by the Committee pursuant to the conversion terms applicable to the transaction.

7.3  Exercisability and Duration.  A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after seven (7) years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

7.4  Grants in Tandem with Options.  Stock Appreciation Rights may be granted alone or in addition to other Incentive Awards, or in tandem with an Option, either at the time of grant of the Option or at any time thereafter during the term of the Option. A Stock Appreciation Right granted in tandem with an Option shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number as the Committee may determine), shall be exercisable at such time or times and only to the extent that the related Option is exercisable, have the same term as the Option and shall have an exercise price equal to the exercise price for the Option. Upon the exercise of a Stock Appreciation Right granted in tandem with an Option, the Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, upon exercise of an Option having a related Stock Appreciation Right, the Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

8.  Restricted Stock Awards.

8.1  Grant.  An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such

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Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more specified objectives; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.

8.2  Rights as a Shareholder; Transferability.  Except as provided in Sections 8.1, 8.3, 8.4 and 14.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

8.3  Dividends and Distributions.  Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

8.4  Enforcement of Restrictions.  To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

9.	Stock Unit Awards.

An Eligible Recipient may be granted one or more Stock Unit Awards under the Plan, and such Stock Unit Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the payment, issuance, retention and/or vesting of such Stock Unit Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more specified objectives; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that in all cases payment of a Stock Unit Award will be made within two and one-half months following the end of the Eligible Recipient’s tax year during which receipt of the Stock Unit Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code, unless otherwise determined by the Committee pursuant to Section 3.2(f), above.

10.	Performance Awards.

An Eligible Recipient may be granted one or more Performance Awards under the Plan, and such Performance Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more specified objectives; provided, however, that in all cases payment of the Performance Award will be made within two and one-half months following the end of the Eligible Recipient’s tax year during which receipt of the Performance Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code, unless otherwise determined by the Committee pursuant to Section 3.2(f), above.

11.  Effect of Termination of Employment or Other Service.  The following provisions shall apply upon termination of a Participant’s employment or other service with the Company and all Subsidiaries, except to

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the extent that the Committee provides otherwise in an agreement evidencing an Incentive Award at the time of grant or determines pursuant to Section 11.3.

11.1  Termination of Employment Due to Death, Disability or Retirement.  In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement:

(a) All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of twelve months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right). Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate.

(b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c) All outstanding but unpaid Stock Unit Awards and Performance Awards then held by the Participant will be terminated and forfeited.

11.2  Termination of Employment for Reasons Other than Death, Disability or Retirement.  Subject to Section 11.4 of the Plan, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary):

(a) All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right). Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate;

(b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c) All outstanding but unpaid Stock Unit Awards and Performance Awards then held by the Participant will be terminated and forfeited.

11.3  Modification of Rights Upon Termination.  Notwithstanding the other provisions of this Section 11, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), except as provided in clause (ii), below, cause Options or Stock Appreciation Rights (or any part thereof) then held by such Participant to terminate, become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards, Stock Unit Awards or Performance Awards then held by such Participant to terminate, vest and/or continue to vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (i) no Incentive Award may remain exercisable or continue to vest for more than two years beyond the date such Incentive Award would have terminated if not for the provisions of this Section 11.3 but in no event beyond its expiration date; and (ii) any such action adversely affecting any outstanding Incentive Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 13 of the Plan).

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11.4  Effects of Actions Constituting Cause.  Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind. The Company may defer the exercise of any Option, the vesting of any Restricted Stock Award or the payment of any Stock Unit Award or Performance Award for a period of up to forty-five (45) days in order for the Committee to make any determination as to the existence of Cause.

11.5  Determination of Termination of Employment or Other Service.

(a) The change in a Participant’s status from that of an employee of the Company or any Subsidiary to that of a non-employee consultant, director or advisor of the Company or any Subsidiary will, for purposes of the Plan, be deemed to result in a termination of such Participant’s employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

(b) The change in a Participant’s status from that of a non-employee consultant, director or advisor of the Company or any Subsidiary to that of an employee of the Company or any Subsidiary will not, for purposes of the Plan, be deemed to result in a termination of such Participant’s service as a non-employee consultant, director or advisor with the Company and its Subsidiaries, and such Participant will thereafter be deemed to be an employee of the Company or its Subsidiaries until such Participant’s employment is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment or service (subject to paragraph (a), above).

(c) Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is triggered by a termination of a Participant’s employment or other service, such termination must also constitute a “separation from service” within the meaning of Section 409A of the Code.

11.6  Breach of Confidentiality, Non-Compete or Non-Solicitation Agreements.  Notwithstanding anything in the Plan to the contrary and in addition to the rights of the Committee under Section 11.4, in the event that a Participant breaches the terms of any confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary (including a confidentiality, non-compete or non-solicitation agreement made in connection with the grant of an Incentive Award), whether such breach occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may require the Participant to surrender shares of Common Stock received, and to disgorge any profits (however defined by the Committee), made or realized by the Participant in connection with any Incentive Awards or any shares issued upon the exercise or vesting of any Incentive Awards.

12.	Payment of Withholding Taxes.

12.1  General Rules.  The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends

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with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to the Participant in connection with an Incentive Award; or (c) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

12.2  Special Rules.  The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 12.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

13.	Change in Control.

13.1  A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

(b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (A) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors (as defined below), or (B) 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

(d) any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (A) 20% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or (B) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

(e) the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

(f) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

For purposes of this Section 13, “Incumbent Directors” of the Company will mean any individuals who are members of the Board on the Effective Date and any individual who subsequently becomes a member of

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the Board whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

13.2  Acceleration of Vesting.  Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award: (a) all Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable in accordance with their terms; (b) all Restricted Stock Awards will become immediately fully vested and non-forfeitable; and (c) any conditions to the payment of Stock Unit Awards and Performance Awards will lapse. The Committee may make any such acceleration subject to further conditions, including, but not limited to, conditions relating to (i) the failure of any successor to assume the Incentive Awards in connection with a Change in Control, or (ii) the Participant’s involuntary termination, other than for Cause, or voluntary termination for Good Reason, in each case within a specified period of time following a Change in Control.

13.3  Cash Payment.  If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, may determine that: (i) some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options (or, in the event that there is no excess, that such Options will be terminated); and (ii) some or all Participants holding Performance Awards will receive, with respect to some or all of the shares of Common Stock subject to such Performance Awards, as of the effective date of any such Change in Control of the Company, cash in an amount equal the Fair Market Value of such shares immediately prior to the effective date of such Change in Control.

13.4  Limitation on Change in Control Payments.  Notwithstanding anything in Section 13.2 or 13.3 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 13.2 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 13.3 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 13.2 or 13.3 of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, that such reduction shall be made only if the aggregate amount of the payments after such reduction exceeds the difference between (A) the amount of such payments absent such reduction minus (B) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments. Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that “payments” under such agreement or otherwise will be reduced, that the Participant will have the discretion to determine which “payments” will be reduced, that such “payments” will not be reduced or that such “payments” will be “grossed up” for tax

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purposes), then this Section 13.4 will not apply, and any “payments” to a Participant pursuant to Section 13.2 or 13.3 of the Plan will be treated as “payments” arising under such separate agreement.

14.  Rights of Eligible Recipients and Participants; Transferability.

14.1  Employment or Service.  Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

14.2  Rights as a Shareholder; Dividends.  As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a shareholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan or otherwise provided by the Committee, no adjustment will be made in the amount of cash payable or in the number of shares of Common Stock issuable under Incentive Awards denominated in or based on the value of shares of Common Stock as a result of cash dividends or distributions paid to holders of Common Stock prior to the payment of, or issuance of shares of Common Stock under, such Incentive Awards.

14.3  Restrictions on Transfer.

(a) Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting or issuance (in the case of Restricted Stock Awards and Performance Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b) A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 11 of the Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 11 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options or Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options or Stock Appreciation Rights may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c) Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the

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Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

14.4  Non-Exclusivity of the Plan.  Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

15.	Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

16.	Compliance with Section 409A.

It is intended that the Plan and all Incentive Awards hereunder be administered in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code (including any transition or grandfather rules relating thereto). Notwithstanding anything in this Section 16 to the contrary, with respect to any Incentive Award subject to Section 409A of the Code, no amendment to or payment under such Incentive Award will be made unless permitted under Section 409A and the regulations or rulings issued thereunder.

17.	Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time. In addition to the authority of the Committee to amend the Plan under Section 3.2(e), the Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company’s shareholders if: (i) shareholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of the Nasdaq Stock Market (or other applicable market or exchange on which the Company’s Common Stock may be quoted or traded); or (ii) such amendment seeks to increase the number of shares authorized for issuance hereunder (other than by virtue of an adjustment under Section 4.3) or to modify Section 3.2(d) hereof. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 13 of the Plan.

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18.	Effective Date and Duration of the Plan.

The Plan will be effective as of February 28, 2006, the date on which the Plan was initially approved by the Company’s shareholders. The Plan will terminate at midnight on the tenth (10th) anniversary of such effective date, and may be terminated prior to such time by Board action. No Incentive Award will be granted after termination of the Plan. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, earned or become free of restrictions, according to their terms.

19.	Miscellaneous.

19.1  Governing Law.  The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

19.2  Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

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SYNOVIS LIFE TECHNOLOGIES, INC.
This Proxy is solicited by the Board of Directors
The undersigned hereby appoints RICHARD W. KRAMP and BRETT REYNOLDS, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Synovis Life Technologies, Inc. (the “Company”) held of record by the undersigned on January 5, 2009, at the Annual Meeting of Shareholders to be held on March 5, 2009, or any adjournment thereof.
1.	Election of Directors:

☐	FOR all nominees listed below (except as marked to the contrary below).	☐	Vote WITHHELD from all nominees listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.)

William G. Kobi	Richard W. Perkins
Richard W. Kramp	Timothy M. Scanlan
Karen Gilles Larson	John D. Seaberg
Mark F. Palma	Sven A. Wehrwein
2.	Proposal to amend the Company’s 2006 Stock Incentive Plan to increase the number of shares of the Company’s common stock specifically reserved for issuance under the 2006 Plan by 500,000 shares:

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees named in Proposal 1 and FOR Proposal 2.
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated: , 2009

(Signature)

Signature if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.